Exhibit 10.12

LEASE AGREEMENT

BELTWAY BUSINESS PARK OFFICE NO. 1, LLC

A Nevada Limited Liability Company

(“Landlord”)

SWITCH COMMUNICATIONS GROUP, L.L.C.

A Nevada Limited Liability Company

(“Tenant”)

dated

April 1, 2011

Multi-Tenant

NNN — Lease — Building C-4

EXHIBIT A	OCCUPANCY AND RENT SCHEDULE

EXHIBIT A-1	PROJECT

EXHIBIT A-2	COMPLEX

EXHIBIT A-3	BUILDING

EXHIBIT B	PREMISES

EXHIBIT C	TENANT IMPROVEMENT PROCESS AND PROCEDURE

EXHIBIT D	RULES AND REGULATIONS

EXHIBIT E	MASTER SIGN PLAN

EXHIBIT F	PARKING

EXHIBIT G	SUITE LICENSE AGREEMENT

EXHIBIT H	INTENTIONALLY OMITTED

EXHIBIT I	RENEWAL OPTIONS

EXHIBIT J	INTENTIONALLY OMITTED

EXHIBIT K	INTENTIONALLY OMITTED

EXHIBIT L	SUBORDINATION AND NON-DISTURBANCE AGREEMENT

EXHIBIT M	MASTER LEASE

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), dated April 1, 2011, is made by and between Beltway Business Park Office No. 1, LLC, a Nevada limited liability company, (“Landlord”) and Switch Communication Group L.L.C., a Nevada limited liability company, (“Tenant”), and constitutes a lease between the parties of the “Premises” as identified in Section 1.1 hereof on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth below. The Premises are located within the Building and Project described in Sections 1.3 and 1.4. The Tenant acknowledges and agrees that it is intended that this is a net lease.

1. Basic Lease Terms

1.1	Premises Address:

5605 Badura Avenue, Suite 180

Las Vegas, NV 89118

1.2	Rental Area:

Premises Rentable Sq. Ft.: 10,755 (based on demising wall w/ KB) RSF

1.3	Building Designation:

Building Number: Building C-4 (“Building”)

Building Rentable Sq. Ft.: 44,841 RSF

Building Area Acreage: 3.334 (est.) acres

1.4	Project and Complex:

The Project is defined in Section 2.1 and is a subdivided portion of the Beltway Business Park, a master-planned office/light industrial park. The Project acreage, Complex acreage and Building acreage and total square foot area contained within the Building may be altered by Landlord. The Complex is a portion of the Project as shown on Exhibit A-2.

Project Area Acreage: 43.113 +/- acres (est.)

Complex Area Acreage: 17.3587 +/- acres (est.)

1.5	Project Site Plan:

EXHIBIT A-1

1.6	Premises Floor Plan:

EXHIBIT B

1.7	Term:

The “Initial Term” of this Lease is 36 months.

1.8	Commencement Date:

The Commencement Date is: April 1, 2011

1.9	Parking Allocation:

Subject to EXHIBIT F, at full occupancy, Tenant shall have 42 standard parking spaces (uncovered and unreserved) and 12 covered/reserved spaces at no additional charge. Commencing on April 1, 2011, Tenant shall have the use of 24 standard/uncovered/unreserved parking spaces and 6 covered/reserved parking spaces. For each additional 500 sq. ft. occupied the parking allocation shall increase by 3 standard spaces and 1/2 covered/reserved space.

1.10	Renewal Options:

EXHIBIT I: Two (2) Renewal Terms, of twenty-four (24) months each.

1.11	Base Rent:

The NNN Base Rent shall be $1.10 per RSF/Month during the Initial Term of the Lease with Base Rent Payments to occur concurrently with occupancy under the following schedule thereafter:

Commencing April 1, 2011 to July 31, 2011:	$4,673 per month (4,248 sq. ft.)
Commencing on or before October 1, 2012	Expansion Space (+ 6,507 sq. ft.)

The remaining 6,507 sq. ft. of the Premises (“Expansion Space”) shall be leased prior to October 1, 2012 in not less than 500 sq. ft. increments. The Base Rent for the Expansion Space shall be the Base Rent set forth in the Lease, as modified by annual escalations. The Base Rent shall be modified by amendment to reflect the additional Expansion Space.

1.12	Base Rent Adjustments:

On the first day of the calendar month after the first annual anniversary of the Commencement Date, the NNN Base Rent set forth in Section 1.11 shall be increased by 2.75% (“Base Rent Adjustment”). On each annual anniversary of such initial adjustment date thereafter, the Base Rent, as adjusted and paid in the month prior to such annual anniversary, shall be increased by the Base Rent Adjustment.

1.13	Rules and Regulations:

EXHIBIT D

1.14	Operating Expenses:

Tenant shall pay its prorata share of the Project and Building Operating Expenses, as described in Section 4.2.

Tenant acknowledges that Operating Expenses are, in part, calculated as follows:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area Expenses equal to: 1.856%

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings set forth in Exhibit A-2 attached hereto and incorporated herein (the “Complex”); including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: 4.61%

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real Property Taxes, (ii) All Risk Property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: 23.98%

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

1.15	Security Deposit:

Waived.

1.16	Permitted Use:

Light industrial and commercial office use subject to Section 5.1 and operation as an executive suite location for the use of and occupancy by Tenant’s datacenter customers which use and occupancy shall not be a sublease as contemplated under Section 10.8. The Premises may also be used for the operation of an “Ink Salon”.

1.17	Addresses for Payments, Notices and Deliveries:

Landlord:

BELTWAY BUSINESS PARK OFFICE NO. 1, LLC

2300 W. Sahara, Suite 530

Las Vegas, NV 89102

Tenant:

Switch Communications Group L.L.C.

7135 So. Decatur

P.O. Box 42250

Las Vegas, NV 89116

1.18	Brokers:

None.

1.19	Landlord’s Improvements:

None. The Tenant accepts the Premises and Building hereunder on an “as is” basis, and, except as otherwise specifically set forth in this Lease, without representations and warranties of any kind or nature, express, implied or otherwise.

1.20	Tenant’s Improvements:

$25,730 to be paid upon execution of the Lease Agreement for work performed prior to occupancy and an additional $21,473 to be paid on a prorata basis upon the occupancy of the Expansion Space at a rate of $3.30 per sq. ft. when occupied. Future Tenant Improvement work shall be subject to EXHIBIT C and Section 7.

2. Premises

2.1	Leased Premises:

Landlord leases to Tenant the Premises at the address set forth in Section 1.1 and containing the rentable area set forth in Section 1.2. The Premises are located in the “Building”, which together with underlying real property is called the “Building Area” and is located within the master-planned Beltway Business Park, a segregated portion of which is set forth herein as the “Project” as described in Section 1.4. The Project is located within the Cooperative Management Area (“CMA”) formed by an agreement between the U.S. Department of Interior’s Bureau of Land Management and Clark County, Nevada. The CMA is designated for non-residential uses and lies within the Airport 60 and above day-night average decibel level noise contours. The CMA is subject to a perpetual avigation easement for the free and unobstructed passage of aircraft above the Project and shall comply with the rules, regulations and operating directives of McCarran Airport, as more fully set forth in the McCarran International Airport Operating Directives. This Lease is subject and subordinate to a ground lease agreement (the “Master Lease”), by and between Landlord, as tenant, and County of Clark, a political subdivision of the State of Nevada, as landlord (the “Master Landlord”), as more fully described in Section 20.21. Landlord warrants that the Building, Building Area, Project and Complex are currently and shall remain in compliance with such rules, regulations and operating directives as set forth in the Master Lease and that tenant’s use of the Premises for commercial office or light industrial uses are permitted under the Master Lease. The Project, Complex, Building and Premises are further depicted in Exhibits A-1, A-2, A-3 and B respectively. If, upon completion of the space plans for the Premises, Landlord’s architect determines that the size of the Premises differs from that stated in Section 1.2, then the impacted terms of the Lease shall be promptly adjusted by amendment. The parties stipulate and agree that the rentable area of the Premises is as set forth in Section 1.2. Such stipulated area is the measurement provided by the Building’s architect by using the: “BOMA International / SIOR Standard Method for Measuring Floor Area in Industrial Buildings, Method A, Exterior Wall Methodology.”1

[1]	BOMA / SIOR Standard Method for measuring floor area in Industrial Buildings, Exterior Wall Methodology: (Method “A”): a. Building Rentable Area - Measurement Line follows the exterior surface of all the exterior walls of the building at floor level. No deductions are made for columns or projections necessary to the building; b. Tenant’s Useable Area - Measurement Line follows the exterior surface of all exterior walls of the building at floor level and to the center of all demising walls; c. Common Area - Electrical / Telephone / Fire Riser rooms are measured to the exterior surface of all exterior walls and to the center of all demising walls. This area is converted to a percentage when divided by the Building Rentable Area. This percentage is the Common Area Load factor; d. Tenant’s Rentable Area - The Rentable SF shall include a pro rata share of the Building Common Area by multiplying the Tenant’s Useable Area by the Common Area load factor.

2.2	Delivery and Acceptance of Premises:

Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant, on or before the Commencement Date as set forth in Section 3.1 with the Building Common Areas (defined in Section 6) in good operating condition. In the event it is reasonably determined that the Building Common Areas are not in good operating condition, then it shall be the obligation of the Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the problem, to promptly rectify such violation at Landlord’s sole cost. Tenant’s failure to give such written notice to Landlord within six (6) months after the Commencement Date shall cause the conclusive presumption that Landlord has complied with Landlord’s obligations hereunder unless said defect cannot be ascertained within six (6) months of the Commencement Date, in which case Tenant shall notify Landlord of such defect within thirty (30) days of detection of the defect.

Except as otherwise provided in this Lease, Tenant accepts the Premises in their existing condition as of the Commencement Date, or alternatively, the date that Tenant receives possession for the construction of its improvements. Landlord warrants that the Premises are zoned for commercial office and light industrial use, and that on the date of delivery of possession of the Premises to Tenant, the Premises shall be in compliance with applicable laws, ordinances, regulations and governmental requirements relating to its use for commercial office and/or light industrial use, as the case may be. Tenant receives the Premises subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating Tenant’s use of the Premises. Tenant is responsible for determining the functionality, design and compatibility of the Premises for its intended use. Landlord reserves the right to control the use of the exterior walls, roof, and areas above and below the Building, and retains the right to install, maintain, use, repair, and replace structural elements and utility equipment, including, but not limited to, pipes, ducts, conduits, wires, and appurtenant fixtures in, under, over, and through the Premises, in locations that will not materially interfere with Tenant’s quiet use and enjoyment of the Premises.

2.3	Building Name and Address:

Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name of the Project or the address of the Building without notice or liability. However, Landlord shall only change the address of the Building if reasonably required by governmental authority. Landlord agrees not to utilize the name or trademark of Tenant, its subsidiaries or affiliates without Tenant’s written approval.

3. Term

3.1	Initial Term and Commencement Date:

The term of occupancy shall be for the period shown in Section 1.7, (“Initial Term”). The Initial Term shall begin on the “Commencement Date” as set forth in Section 1.8. Entry into and occupation of the Premises by Tenant is under all of the terms, covenants and conditions of Section 3.3 of this Lease, and Landlord shall not be liable in any way for injury, loss or damage to Tenant or Tenant’s Property (see Section 11.2) during such time unless caused by the negligent acts of Landlord, its agents, employees or contractors.

3.2	Intentionally Omitted.

3.3	intentionally Omitted.

3.4	Renewal Term:

See Exhibit I.

4. Rent and Operating Expenses

4.1	Base Rent/Additional Rent:

From and after the Commencement Date, Tenant shall pay without deduction or offset the Base Rent set forth in Section 1.11, including subsequent adjustments and additions as called for herein. The Base Rent shall be due and payable on the first day of each month. If the Commencement Date occurs on a day other than the first day of the month, the first installment of Base Rent shall include rent for both the fractional month, if any, starting with the Commencement Date and the following calendar month. No demand, notice or invoice shall be required. As used herein, “rent” or “Rent” shall mean Base Rent and Additional Rent, all as hereinafter defined. All rent shall be paid, to Landlord, in lawful money of the United States of America without demand, deduction or offset of any kind. No payment by Tenant or receipt by Landlord of lesser amounts of rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of additional rent shall first be applied to any damages or rent owed to Landlord by Tenant if Tenant shall be in default when said credit shall be owed.

All other charges or payments of whatever nature required to be paid by Tenant to Landlord under this Lease, except Base Rent, including the Exhibits attached hereto, shall be referred to as “Additional Rent”. Base Rent shall be paid in the manner specified in the Section above; all other charges of whatever kind required to be paid by Tenant under this Lease, including the Exhibits attached hereto, shall, unless otherwise specified, be due and payable ten (10) days after demand, without any deductions or set-off whatsoever, in the manner and at the place where Base Rent is payable.

4.2	Operating Expenses and Rent Adjustments:

a. Payment of Operating Expenses

Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s prorata share of all Operating Expenses, as hereinafter defined. Landlord shall give Tenant written notice of Landlord’s estimate of Tenant’s prorata share of the amount of the estimated Operating Expenses (“Estimated Operating Expenses”) for each Lease year or partial Lease year. Until Tenant receives notice from Landlord regarding the new Lease Year, it shall continue to pay for the same monthly Estimated Operating Expenses which Tenant was paying Landlord in respect of the prior Lease Year. Tenant shall pay Landlord one-twelfth (1/12) of the amount stated in the foregoing statement as Tenant’s prorata Share of the Estimated Operating Expenses on the first day of each month concurrently with the payment of each month’s Minimum Rent. The estimated monthly charge may be adjusted periodically by Landlord on the basis of Landlord’s reasonably anticipated costs.

b. Tenant’s Prorata Share

See Section 1.14 above.

c. Operating Expenses

The term, “Operating Expenses” shall mean all costs of any kind paid or incurred by Landlord in connection with the operating, management, cleaning, protecting, lighting, repairing, replacing and maintaining the Building, the Project Common Area, the Building Common Area and the Complex Common Area in a first class condition, and allocated to Tenant on a prorata basis or otherwise reasonably determined by Landlord, including by way of illustration but not limitation: (i) the cost of supplies, equipment, labor, maintenance and service contracts in connection with Landlord’s obligations set forth in Section 7.1.a.; (ii) the cost of repairs and general maintenance of all landscaping, parking areas, covered parking structures and signs, and trash removal; (iii) the cost of “all risk” property insurance, including fire, extended coverage, sprinkler, apparatus, public liability, property damage, and other insurance as Landlord or any mortgagee deems necessary and prudent; (iv) wages, salaries and other labor costs including taxes, insurance, retirement, medical and other reasonable employee benefits for individuals providing direct repair, maintenance and upkeep services to the Building and Project on either a part or full time basis; (v) a management fee consistent with the industry standard for office park management by a national or regional office management company providing such services in Clark County whether such management services are provided by Landlord or a third party; (vi) the cost of supplying, replacing and cleaning employee uniforms; (vii) a pro rata portion of the actual cost of the Project manager’s office or maintenance space in the Project provided said space is devoted solely to the management, operation, maintenance or repair of the Building or Project and the costs of such space are shared by all occupied Buildings within the Project or receiving the benefits of management and maintenance services therefrom; (viii) costs levied, assessed or imposed due to applicable laws, including, without limitation the cost of business licenses, fees, assessments and similar taxes levied against Landlord for or due to Tenant’s operations; (ix) fees or charges which are payable by Landlord pursuant to a service agreement with a government provider for services to the Building or Project; (x) the reasonable costs of contesting the validity or applicability of any governmental enactment which would increase Operating Expenses; (xi) personal property taxes and the cost of depreciation or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project, and (xii) the Real Property Taxes attributed to the Building and Project. For purposes of computing rent adjustments pursuant to this Section, Operating Expenses for the Building and Project shall be allocated and charged to Tenant in accordance with generally accepted accounting standards and expressed as an amount per square foot of Rentable Area. Landlord shall have the right, employing generally accepted accounting standards, to amortize any of the costs of repair or maintenance of the Building over such period as Landlord reasonably determines together with interest at the “Prime Rate” as quoted by Bank of America, N.A., plus two percent (2%) on the unamortized balance, in lieu of including the entire amount of such costs in the Operating Expenses of the year such costs are incurred.

Exclusions from Operating Expenses

The following items shall not be included in Operating Expenses: (i) maintenance or repair expenses which under generally accepted accounting standards would not be considered a maintenance or repair expense for a commercial office/light industrial facility, excluding therefrom the Special Improvements set forth in subsection 4.2.d, (ii) costs associated with the operation of the business of the entity which constitutes the “Landlord”, including, but not limited to, the legal and accounting costs associated with the leasing, selling, syndicating, financing, mortgaging, or hypothecating of any of Landlord’s interest in the Building or Project, the costs of disputes between Landlord and its tenants, (iii) costs of any services provided to tenants in the Building for which Landlord is entitled to reimbursement, (iv) expenses in connection with services provided solely to the premises of other tenants which are of no benefit to Tenant, (v) depreciation and/or amortization of the Building, except as set forth in subsection 4.2.d, (vi) the cost of repairs or other work incurred by reason of fire, windstorm or other casualty, but only to the extent reimbursed by insurance, (vii) personal and corporate taxes, inheritance and estate taxes, franchise, gift or transfer taxes, (viii) the cost of preparing any space for any tenant or prospective tenant of the Project or costs associated with any space presently deemed to be rentable space; (ix) costs incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, attorneys’ fees, or the cost of advertising and promotion; (x) attorneys’ fees incurred in enforcing the terms of any lease; and (xi) any amount paid to an entity or individual affiliated with Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties.

Landlord shall have the right, from time to time, to allocate some or all of the Operating Expenses for the Building/Project to a tenant’s premises, (on a non-discriminatory pro rata basis, using either an acreage or square foot formula), as may be determined, by Landlord, in a commercially reasonable manner.

d. Special Improvements

During the term of the Lease, Tenant shall pay as Additional Rent an amount equal to the product of (i) the Special Improvement Amortization per square foot of Rentable Area in the Building, multiplied by (ii) the square feet of Rentable Area in the Premises.

“Special Improvements” shall mean any equipment, device or other improvement acquired or installed subsequent to the commencement of the construction of the Building or other relevant portion of the Project which benefits all tenants of the Building and is necessary (i) to achieve direct cost savings in the operation, maintenance and repair of the Building or such relevant portion of the Project, or (ii) to comply with any government mandated statute, ordinance, code, controls or guidelines enacted subsequent to the commencement of the construction of the Building or other relevant portion of the Project, if the cost thereof is capitalized on the books of Landlord in accordance with generally accepted accounting standards.

“Special Improvement Amortization” shall mean the actual cost, including reasonable financing costs, of each Special Improvement acquired by Landlord multiplied by the constant annual percentage required to fully amortize such cost over the useful life of the Special Improvement. The Special Improvement Amortization shall be allocated to the Operating Expenses in accordance with generally accepted accounting standards and as an amount per square foot of rentable area.

e. Real Property Taxes

Tenant shall pay as an Operating Expense the product of (i) the Real Property Taxes per square foot of Rentable Area in the Building for each lease year, multiplied by (ii) the number of square feet of Rentable Area in the Premises.

“Real Property Taxes” shall mean all taxes, assessments (special or otherwise) and charges levied upon or with respect to the Project and Building Area as explained in Exhibit E. Real Property Taxes shall include, without limitation, any tax, fee or excise on the act of entering into this Lease, on the occupancy of Tenant, the Base Rent hereunder or in connection with the business of owning and/or renting space in the Project which are now or hereafter levied or assessed against Landlord by the United States of America, the State of Nevada or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, assessment, fee or excise, however described (whether general or special, ordinary or extraordinary, foreseen or unforeseen), which may be levied or assessed in lieu of, as a substitute for, or as an addition to, any other Real Property Taxes. Landlord may pay any such special assessments in installments when allowed by law, in which case Real Property Taxes shall include any interest charged thereon. Real Property Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord in lieu of, or as a substitute for, or as an addition to, any other tax which would otherwise constitute a Real Property Tax.

f. Annual Statement: Project Operating Expenses

Following the conclusion of each calendar year, but no later than April 1st, Landlord shall furnish to Tenant a statement showing the actual Operating Expenses for the previous calendar year, and any charge or credit to Tenant necessary to reflect the actual Operating Expenses. If the statement reveals an underpayment, Tenant shall pay Landlord the amount of the underpayment (whether or not the Lease has expired or been terminated) within thirty (30) days of written notice. If the statement shows an overpayment, Landlord shall credit the next monthly rent payment of Tenant, or, if the term of the Lease has expired, refund the overpayment to Tenant within thirty (30) days of this determination.

To the extent that Tenant is not in default under the terms of this Lease and in the event Tenant’s pro rata share of Operating Expenses increases by more than seven (7) percent in any Lease Year, Tenant shall be entitled, not later than sixty (60) days following the receipt of the Operating Expense statement in question and upon ten (10) days notice, to retain an independent certified public accountant or other competent real estate professional applying generally accepted industry practices, who is not contracted or compensated on a contingency fee basis, to audit Landlord’s Operating Expense records for the calendar year in question at Landlord’s business office and during regular business hours. The Operating Expenses of any calendar year shall be subject to audit not more than once with such audit occurring not more than two (2) years after the expiration of such calendar year. Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) days of its receipt by Tenant. Should the audit determine, to the reasonable satisfaction of Landlord, that Tenant was over-charged, then, within fifteen (15) days of Landlord’s inspection of the audit, Landlord shall credit Tenant the amount of such overcharge toward the payments of Base Rent and Additional Rent next coming due under the Lease. Should the audit determine that Tenant has been undercharged, Tenant shall reimburse Landlord for such amount as Additional Rent next coming due under the Lease. Tenant agrees to pay the cost of the audit, unless the audit determines that Landlord’s calculation of all Operating Expenses was in error by more than four percent (4%), in which case Landlord shall pay for the audit. Subtenants shall not be permitted to conduct an audit and Landlord approved assignees may only conduct audits for their specific period of possession.

4.3	Intentionally Omitted.

4.4	Security Deposit:

Waived.

5. Use

5.1	Use:

Tenant shall use the Premises for light industrial and commercial office purposes only or such other purposes as stated in Section 1.16. Tenant shall not use or occupy the Premises in violation of the rules and regulations set forth in Exhibit D. Tenant shall not do or permit anything within the Premises that will cause the cancellation of or increase the existing rate of fire or other insurance upon the Premises or Building. Tenant shall not obstruct or interfere with the reasonable rights of other tenants or occupants of the Building or Project. Tenant shall prevent odors, emissions, fumes, liquids or other substances or excessive noise from extending beyond the Premises. Tenant shall refrain from using or permitting the use of the Premises or any portion thereof as living quarters, sleeping quarters or for lodging purposes. Tenant shall, at its sole cost and expense, comply in all material respects with all applicable laws, ordinances, and regulations related to its occupancy and use of the Premises now or hereafter in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated such applicable laws, ordinances and regulations shall be conclusive of that fact as between Landlord and Tenant. Tenant shall indemnify and hold Landlord harmless from and against, all reasonable expenses (including reasonable attorneys’ fees), fines and damages incurred or arising from Tenant’s failure to promptly comply with its obligations under this Section.

5.2	Hazardous Materials:

Neither party to this Lease shall cause or knowingly permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Building, Project or Premises unless such Hazardous Materials (i) are necessary for that parties business or for the maintenance, repair or cleaning of the Project and Buildings situated therein, and (ii) will be used, kept and stored in a manner that complies with all Hazardous Material Laws (as defined below). Should a party fail to fulfill its obligations as stated herein with regard to Hazardous Materials, then such party shall indemnify, defend and hold harmless the other party, including its partners, affiliates, employees, contractors, representatives, lenders, successors and assigns (collectively, the “Indemnified Parties”), from any and all claims, judgments, penalties, fines, and losses including reasonable attorneys’ fees, consultant and expert fees. This indemnification includes, without limitation, the costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or required to return the property to the condition existing prior to the introduction of any such Hazardous Materials. The obligations of the parties hereunder shall survive the expiration or earlier termination of the Lease.

Tenant and Landlord shall comply in all material respects with all applicable federal, state and local laws, ordinances and regulations (“Hazardous Materials Laws”) relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil or petrochemical products, PCB, flammable materials, explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any substances defined as or included in the definition of “Hazardous Materials”, “toxic substances” or “chemicals known to the State to cause cancer or reproductive toxicity” under any such Hazardous Materials Laws (collectively, “Hazardous Materials”).

5.3	Signs:

Tenant may place a Building standard/ADA acceptable sign at the main entrance of the Premises (“Premises Signage”). Except that Tenant shall be permitted to place a Building standard/ADA acceptable sign on the Building exterior, at Tenant’s sole cost and expense, with

Landlord’s prior written consent as to location and nature, Tenant shall not place any signs, awnings or advertising matter on the exterior walls, exterior doors/windows, or roof of the Building (“Building Signage”) without Landlord’s prior written consent. Tenant’s right to locate signage, antennas, or satellite dishes on the Building (if granted) is exclusive to Tenant, non-transferable and may only be used for Tenant’s operations within the Building. Building Signage shall conform to the “Master Sign Plan” set forth in Exhibit E, (subject to government amendment). The cost of Premises Signage and Building Signage shall be Tenant’s sole responsibility, including: (i) the cost of installation and electrical connections thereto, (ii) the cost of reasonable periodic maintenance, (iii) the cost of removal upon the termination of the Lease, and (iv) the cost of repairing or repainting any visible impairment to the Building resulting from the installation or removal of Tenant’s Building Signage. Landlord hereby reserves the exclusive right to control the use of the roof and exterior walls of the Building. Landlord reserves the right to remove any Building Signage not in compliance with the Master Sign Plan. All reasonable costs and expenses incurred by Landlord due to such removal shall be paid by Tenant in the next month’s Additional Rent. Landlord reserves the right to remove Building Signage during any period of Building repair, restoration or construction, provided that Landlord immediately restores such signage upon completion of Landlord’s work.

6. Premises Facilities and Building Common Areas

6.1	Operation and Maintenance:

During the Initial Term and any renewals thereof, Tenant shall, at Tenant’s expense, maintain and operate the Premises Facilities in a commercially reasonable manner. The term “Premises Facilities” shall mean the plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, interior and exterior entry/exit doors, plate glass and interior glass, and Tenant’s fixtures and equipment within the Premises. Tenant’s maintenance of the heating and air conditioning units serving the Premises shall be under a full service maintenance program reasonably acceptable to Landlord, unless Tenant elects to have Landlord maintain such service program and bill the costs thereof as Additional Rent. Landlord shall operate and maintain all of the Building Common Areas within the Project as an Operating Expense. The term “Building Common Areas” shall mean all areas outside of the exterior walls, exterior glass or partitions of the Building and other buildings in the Project which are not held for the exclusive use of entities entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including, without limitation, parking areas and covered parking structures, exterior lighting, driveways, sidewalks, landscaped and planted areas and common entrances not located within the premises of any tenant.

6.2	Use of Building Common Area:

Tenant’s right of occupancy of the Premises shall include the non-exclusive use of the Building Common Areas in common with Landlord and other tenants, subject to compliance with the rules and regulations set forth in Exhibit D or as otherwise modified in the reasonable discretion of Landlord. Landlord shall operate and maintain the Building Common Areas in a commercially reasonable manner consistent with other similar master planned parks in Clark County, Nevada. Landlord shall have exclusive control over the Building Common Areas, and may restrain any unreasonable use or occupancy thereof, except as authorized herein. Tenant shall keep the Building Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Tenant, its employees, customers and invitees utilize the Building Common Areas at their own risk. Except in the event of Landlord’s negligence, or willful misconduct, Landlord is not responsible for any damage or injury to or loss of the property of, Tenant, its employees, customers or invitees. Provided the Tenant’s access to the Premises and use of the Building’s parking area is not unreasonably denied or hindered, Landlord may temporarily close any portion of the Building Common Areas for repairs or alterations, or to prevent a public dedication or the accrual of prescriptive rights. Under no circumstances shall the right herein granted to use the Building Common Areas be deemed to include the right to store any property, temporarily or permanently, on the Building Common Areas which includes the installation or storage of any tenant system, equipment, including but not limited to HVAC or telephone systems, in any common electric, telephone, or mechanical room without the prior written consent of Landlord and pre-payment of storage fees. In the event of any unauthorized storage, Landlord shall have the right, without notice, in addition to any other rights and remedies, to remove the property and charge the reasonable cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

6.3	Project and Complex Common Areas:

The Premises and Building share in certain repair, maintenance, management and related expenses for areas in common with other buildings within the Project commonly referred to as the Beltway Business Park (“Project Common Areas”) and with other buildings within the Complex (“Complex Common Areas”). The Project Common Areas are generally comprised of the shrubbery, trees, walkways, pavement, fencing, Project monument sighs and streetscape lighting within the set backs (typically 20 feet) along the public roadways serving or bordering those areas of the Project in common with the Building. As an Operating Expense, the Building will be allocated its prorata share of the expenses. Landlord shall determine the allocation of Project acreage to Building Acreage based upon the commonality of improvements and services enjoyed by the Building and other buildings serviced thereby. The Complex Common Areas are generally comprised of block of buildings which incur expenses shared by the multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. As an Operating Expense, the Complex will be allocated its prorata share of the expenses. The calculations made pursuant to this Section shall be in accordance with Sections 1.14 and 4.2.

6.4	Parking & Security:

Subject to Landlord’s right to adopt reasonable, nondiscriminatory modifications and additions to the rules and regulations set forth in Exhibit D, Tenant shall have the parking rights set forth in Exhibit F and this subsection.

a. Parking Maintenance

Landlord shall maintain, as an Operating Expense, an automobile parking area (“Parking Area”) within the Project for the benefit and use of the visitors, customers and employees of Tenant, and other tenants and occupants of the Project. The Parking Area shall include the parking stalls, driveways, sidewalks, pedestrian passageways and other areas designated for parking and access thereto. Provided that Tenant’s reasonable and adjacent access and use of the Parking Allocation set forth in Section 1.9 is not denied or unreasonably hindered, Landlord reserves the right to make changes to the Parking Area from time to time. Landlord shall not be responsible for any damage to motor vehicles or the property contained therein of Tenant’s visitors, customers or employees, unless such damage was directly caused by the negligence or willful misconduct of Landlord, its agents or employees. Landlord shall also have the right to establish, amend and enforce reasonable rules and regulations, as Landlord may deem necessary for the proper operation and maintenance of the Parking Area.

b. Security Personnel

The Landlord may, as an Operating Expense, contract for security personnel to monitor the Building Common Areas of the Project. The scope and frequency of the use of security personnel shall be based upon reasonable commercial standards and under Landlord’s sole control. The use of security personnel shall be for the general protection of the Building Common Areas and shall not impose upon Landlord or its agents an obligation or duty to protect or defend the property or personal well being of Tenant, its employees, customers or agents.

6.5	Changes and Additions by Landlord:

Landlord reserves the right to make alterations or additions to the Project, Complex, Building, Building Common Areas Complex Common Areas and/or Project Common Areas, or to the fixtures and equipment within the Project/Complex/Building. Landlord may relocate or remove any of the various buildings (other than the Building), Parking Area and other Project/Complex/Building Common Areas, and may add buildings, land and amenities to the Project/Complex. Except for those portions of the Premises physically affected by a change or alteration, no change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or the use and quiet enjoyment of the Premises and Tenant’s Parking Allocation. All such alterations or additions made available to Tenant under this Lease shall be in conformance with applicable local codes and regulations and Federal law.

7. Maintenance, Repairs and Alterations

7.1	Landlord’s Obligations:

a. Project Common Areas, Building Common Areas and Complex Common Areas

Except for damage caused by any negligent or wrongful act or omission of Tenant, Tenant’s employees, suppliers, shippers, customers or invitees, (in which event Tenant shall repair the damage), Landlord shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, the roof structure, and the utility main connections (plumbing, sewer, gas and electrical) to the Building (“Utility Mains”), as well as providing the other services for which there is an Operating Expense pursuant to Section 4. Landlord shall not be obligated to paint the Premise’s interior walls, repair or replace windows damaged or broken by Tenant, Tenant’s signs, the exterior entry/exit doors or interior plate glass of the Premises. Should the exterior plate glass of the Premises be damaged and such damage (i) occurs on more than one occasion within a sixty (60) day period, and (ii) only affects the plate glass of the Tenant’s Premises, then Tenant shall be responsible for the payment of all insurance deductibles associated with such plate glass damage occurring within sixty (60) days of any prior occurrence of damage against the Premises. Landlord shall have no obligation to begin repairs under this Section 7.1 until ten (10) days after receipt of written notice from the Tenant, except for the operations of the HVAC and Utility Mains, which shall be repaired on an emergency basis. If Landlord has not performed or undertaken to perform the maintenance or repair services required under this Lease within ten (10) days of such notice from Tenant and such failure has a materially adverse affect upon Tenant’s business operations within the Premises, Tenant may take reasonable action as necessary to make repairs or perform such services and thereafter invoice Landlord for the reasonable cost of such repairs. In case of emergencies, the ten (10) day notice period shall be reduced to such period as is reasonable under the circumstances and Tenant shall only be required to provide oral notice to Landlord. Landlord shall not be liable for damage or loss of any kind or nature by reason of Landlord’s failure to furnish any such service when such failure is caused by governmental mandate, strikes, lockout, Tenant interference or other disturbances beyond the reasonable control of Landlord.

b. ADA and Health Laws

Landlord warrants that upon the Commencement Date, the Premises and Building Common Areas shall be in compliance with the requirements of the Americans with Disabilities Act as of 1994 (“ADA”) and other Federal, State or local laws relating to environmental and health matters (“Health Laws”). Landlord further warrants that all future construction, repairs or alterations to the Building or Project performed by Landlord shall be in compliance with the requirements of the ADA and Health Laws, as then recognized and applied. If alterations to the Premises, Building, or Project are required due to Landlord’s failure to comply with the ADA, as it was applied at the time of the Commencement Date or later alteration, then Landlord shall be responsible for compliance at Landlord’s sole cost and expense. However, should Federal, State or Local Authorities enact changes to the ADA or Health Laws such that alterations to the Building or Project are required to accommodate Tenant, its employees and/or visitors, those necessary and required alterations shall be made by Landlord and amortized as an Operating Expense under commercially reasonable accounting practices. Any modifications to the interior of the Premises which are required under the ADA or Health Laws due to Tenant’s Space Plan or specific use thereof shall be charged against the Tenant Improvement Allowance, if any, or made by Tenant, at Tenant’s sole cost and expense, in an expeditious and commercially reasonable manner.

7.2	Tenant’s Obligations:

a. Premises Repair and Maintenance

At Tenant’s expense, Tenant shall keep in good order, condition and repair the Premises and every part thereof, including, without limitation, all window treatments, plumbing fixtures, electrical and lighting facilities and equipment within the Premises, fixtures, ductwork, interior walls and interior surfaces of exterior walls, ceiling tiles and grid, windows and doors, both interior and exterior (including glass and casings) and plate glass located within the Premises, together with any supplemental HVAC equipment servicing only the Premises. Tenant shall not be responsible for structural repairs to the Premises or for replacement of the Utility Mains unless such repairs or replacements are necessitated by the negligent acts or willful misconduct of Tenant, its agents or employees. Tenant shall not make any alterations to the Premises affecting fire/life safety systems without: (i) submitting plans from a qualified engineer certifying the systems, and (ii) written notification to, and written consent from, Landlord. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, Building or the Project, and of defects in any of the improvements or equipment. Tenant shall do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to its maintenance obligations as set forth herein.

b. Remedy for Failure to Perform

If Tenant fails to perform its obligations under this Section 7.2, Landlord may enter upon the Premises, after ten (10) days’ prior written notice to Tenant (except in the case of emergency, in which event, no notice shall be required), perform such obligations on Tenant’s behalf and put the Premises in good order, condition and repair, and the cost thereof shall be due and payable as additional rent together with Tenant’s next Base Rent installment plus an administrative fee equal to five percent (5%) of the cost incurred by Landlord.

7.3	Alterations and Additions:

a. Landlord’s Consent

Without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall not make any alterations, improvements or additions to the Premises except for nonstructural alterations to the interior of the Premises not exceeding Fifty Thousand Dollars ($50,000) annually during the term. Without Landlord’s prior written consent, Tenant shall not make any alterations or improvements to the Building, the Utility Mains, Utility Installations, the Premises Facilities or Building Common Areas. As used in this Lease, the term “Utility Installations” shall mean air lines, power panels, Building electrical distribution systems, lighting fixtures, space heaters, air conditioning and plumbing within the Building. If Tenant makes any Tenant alterations or commences Tenant’s Work without the prior written approval of Landlord, Landlord shall have the right to require that Tenant remove any or all of such Tenant alterations or Tenant’s Work and repair and restore any damage to the Premises caused by such removal at Tenant’s sole expense. Provided that notice is given at the time of Landlord’s consent, if necessary, Landlord may require that Tenant remove any Tenant installed alterations or improvements at the expiration of the term, and restore the Premises and the Building to their prior condition, normal wear and tear excepted. Tenant shall comply with the requirements and procedures for Tenant’s construction of improvements set forth in Exhibit C. Landlord may require that Tenant provide a lien and completion bond in an amount equal to the estimated cost of such improvements. At Landlord’s discretion, Tenant’s failure under this subsection to obtain Landlord’s prior written approval, if necessary, may result in the removal of the alteration or improvement at Tenant’s sole expense. During the Lease term, should either Landlord or Tenant be required by court order, governmental authority or a newly enacted law, code or ordinance, to alter or improve any part of the Premises due to Tenant’s specific use, interior space plan or alteration of the Premises, then Tenant shall make or permit Landlord to make such alterations or improvements at Tenant’s sole cost and expense, and Tenant hereby waives all claims for damages or abatement of rent because of such mandated alteration or improvement. Under no circumstances shall Tenant enter upon the Project/Building roof or make any roof penetrations without the prior written consent of Landlord. Any consent of Landlord shall be conditioned upon Landlord’s review and approval of plans satisfactory to Landlord for the repair of the roof. At Landlord’s option, any roof penetrations shall be performed by Landlord’s roofing contractor, and Tenant shall reimburse Landlord for the cost thereof and any necessary repair work within ten (10) days after Tenant’s receipt of an invoice therefore.

Tenant shall have the right to install a new data and voice cabling system and jacks and outlets at Tenant’s sole cost and expense. Upon vacating the Premises Tenant, at Tenant’s sole cost and expense, shall remove all data and voice cabling and jacks and outlets and reinstall pull strings in the conduits to each point of termination within the Premises. Should Tenant elect to leave the data and/or voice cabling and terminations in the Premises: (i) such system shall be deemed abandoned and Landlord shall have the right to use/dispose of the same without liability there from, (ii) the cable installation shall be complete and intact from one terminated end of the cabling system to the other, (not cut off short or incomplete); provided, if Tenant does leave the cabling and termination system cut short or incomplete Landlord shall have the right to contract to remove the cabling system and install new pull strings at Tenant’s expense.

b. Plans and Procedures

All alterations, improvements or additions in or about the Premises or the Building shall be performed in compliance with Exhibit C. Tenant shall comply with all local requirements and codes for construction and provide Landlord with a complete set of “as built” drawings upon completion.

c. Payment of Labor

Tenant shall pay, when due, all claims for labor or materials associated with Tenant’s alterations or improvements. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post and record notices of non-responsibility on the Premises or the Building as provided by law. If Tenant shall in good faith contest the validity of any lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon, before the enforcement thereof, against Landlord, the Premises, Building or Project. Should Landlord require, Tenant shall furnish a surety bond reasonably satisfactory to Landlord in an amount equal to such contested lien or claim, indemnifying Landlord against liability and holding the Premises and the Project free from the effect of such lien or claim.

Tenant acknowledges, with respect to any Tenant’s Work, alterations, improvements or additions, that it shall record a notice of posted security in compliance with the requirements of Nevada Revised Statutes Chapter 108 (NRS Chapter 108). Tenant agrees to comply with the notice of posted security requirement and any other requirement of NRS Chapter 108 or its successor Statutes as such statutes govern the construction of the Tenant Improvements, alterations, improvements or additions. As a condition of, and prior to, Landlord’s obligation to commence construction of the Tenant Improvements or provide any Tenant Improvement funds, Tenant shall furnish Landlord with evidence, reasonably acceptable to Landlord that: (i) the escrows or bonding required by NRS Chapter 108 are in place/established and (ii) Landlord shall be notified by the bonding agent/escrow officer, in writing, thirty (30) days prior to cancellation, material change, or nonrenewal of such escrow/bonding.

d. Alterations Property of Landlord

All alterations, improvements or additions to the Premises shall be surrendered with the Premises at the expiration of the Term, unless Landlord required their removal at the time of consent. Notwithstanding the provisions of this paragraph, Tenant’s furniture, equipment and trade fixtures, other than that which is affixed to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 7.2.

7.4	Utility Additions:

Landlord reserves the right to install new or additional utility facilities throughout the Building and the Premises for the benefit of Landlord or Tenant, or any other tenant of the Project, including, but not limited to, such utilities as plumbing, electrical systems, security systems, communication systems and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant’s use of the Premises or Building Common Areas.

7.5	Entry and Inspection:

Landlord shall have the right, provided reasonable notice is given to Tenant, except where Landlord determines an emergency exists, (i) to enter the Premises to inspect, repair and supply services in accordance with this Lease, (ii) during the last one hundred eighty (180) days of the term to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. If Tenant abandons the Premises and fails to pay rent for a period of fifteen (15) consecutive days after the rent due date, Landlord may enter the Premises and take such action as reasonably necessary to mitigate damages, without the abatement of rent and without liability to Tenant. Landlord shall be provided keys or codes which unlock all of the doors in the

Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any means reasonably necessary in an emergency to obtain entry to the Premises. Any entry to the Premises properly obtained by Landlord herein shall not be deemed an unlawful entry, a detainer, or an eviction of Tenant from the Premises.

7.6	Improvements Installed by Tenant:

Tenant shall undertake the installation of Tenant’s furniture, fixtures and equipment (“Tenant’s Work”) at Tenant’s sole cost and expense and carried out in a commercially reasonable manner. Tenant shall keep the Premises and Building Common Area free of all construction debris and in a broom clean condition. Tenant shall provide trash containers as and if needed, in a location reasonably designated by Landlord and shall remove such trash containers immediately following the completion of Tenant’s Work. Tenant’s contractors shall name Landlord as an additional insured on contractor’s insurance policies and provide evidence of such insurance coverage prior to the commencement of any construction. Tenant’s Work shall comply with all governmental statutes, ordinances, rules and regulations pertaining thereto. Tenant covenants that no work by Tenant’s employees, agents or contractors, shall disrupt or cause a slowdown or stoppage of any work conducted by Landlord on the Premises or Project of which it is a part except in cases of “Force Majeure” as set forth in Section 20.12.

8. Taxes and Assessments on Tenant’s Property

Taxes	on Tenant’s Property:

Tenant shall be liable for and shall pay all taxes and assessments levied against all personal property of Tenant located in the Premises. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property is increased by the inclusion of a value placed upon the personal property of Tenant, and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.

9. Utilities and Services

9.1	Utility Services:

Landlord shall use commercially reasonable efforts during the term of the Lease to cause public utilities to furnish, as appropriate, electricity, gas, water and sewage (“Building Systems”) utilized in operating the Premises. Notwithstanding the foregoing, Tenant’s Premises are individually metered for electrical service and Tenant shall be responsible for contracting directly with the electrical utility provider for such service. The cost of “stepping down” or transforming the power from the power panel to the Premises (if required by Tenant’s use), is a Tenant Improvement expense. Tenant shall pay, prior to any delinquency, for all water, gas, electricity, telephone and other utilities and services supplied directly to the Premises. If any such services are not separately metered to the Premises, Tenant shall pay, prior to any delinquency, Tenant’s prorata portion of those charges jointly metered with other premises. Landlord makes no warranty or representation as to the compatibility of the Premises electrical distribution system with Tenant’s modular furniture systems.

9.2	Liability of Landlord:

Except in the event of Landlord’s negligence or willful misconduct, Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, Building Systems caused by breakdown, maintenance or repair work, strike, civil commotion, governmental regulations, the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project, or any other cause beyond the reasonable control of Landlord. Suspension or interruption of services shall not result in the abatement of rent, be deemed an eviction, or release Tenant from performance of Tenant’s obligations under this Lease except as set forth herein.

In the event there is an interruption of Building Systems solely by reason of Landlord’s negligence, or due to Landlord’s performance of repairs or replacements, which interruption prevents Tenant from using all of the Premises for the conduct of its business for a period in excess of two (2) business days, and provided Tenant does not utilize the Premises during such period, except for such limited times and purposes as do not invoke any exclusion in Landlord’s applicable insurance policy, then Tenant shall be entitled to abate the payment of rent routinely due pursuant to the terms and provisions of this Lease for the period commencing on the third (3rd) business day of the interruption of such essential services and ending on the earlier of (i) the date Tenant reoccupies the Premises for the conduct of its business therein or (ii) the date Landlord shall have restored the essential services so interrupted.

10. Subletting and Assignment

10.1	Transfers:

Except for any lease to a sub-tenant pursuant to the Landlord approved form of the “Suite License Agreement” attached hereto as Exhibit G and subject to Section 10.7 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). To request Landlord’s consent to any Transfer requiring such consent under the provisions of this Section 10, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 10.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial capacity, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer requiring but made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable legal fees incurred by Landlord in connection with such review, within thirty (30) days after written request by Landlord, which fees shall not exceed $1,000.

10.2	Landlord’s Consent:

Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

i. The Transferee’s character or reputation is significantly less prestigious than that of the Tenant;

ii. The Transferee’s business or use of the Subject Space is not permitted under this Lease;

iii. The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested;

iv. The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party; or

v. The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, signage rights, or other similar “personal” right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right).

If Landlord consents to any Transfer pursuant to the terms of this subsection (and does not exercise any recapture rights Landlord may have under Section 10.4 of this Lease), Tenant may within one hundred eighty (180) days after Landlord’s consent, but not later than the expiration of such 180-day period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 10.1 of this Lease.

10.3	Transfer Premium:

In the event of a Transfer requiring Landlord’s consent, if Landlord consents to such a Transfer, as a condition thereto which the parties hereby agree is reasonable; Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 10.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred after Tenant’s recoupment of any expenses incurred in marketing the Premises including commissions paid. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for the use of Tenant Improvements, generators, fiber optics or communications facilities in the Premises in connection with such Transfer.

10.4	Landlord’s Option as to Subject Space:

Notwithstanding anything to the contrary contained in this Section 10, Landlord shall have the option, by giving written notice to Tenant within ten (10) days after approving any Transfer Notice, to request that Tenant permit Landlord to recapture the Subject Space. Upon acceptance by Tenant, such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. In the event of a recapture, Landlord may, if it elects, enter into a new lease covering the Subject Space with the intended Transferee on such terms as Landlord and such person or entity may agree or enter into a new lease covering the Subject Space with any other person or entity; in such event, Tenant shall not be entitled to any portion of the Transfer Premium, if any, which Landlord may realize on account of such termination and reletting.

10.5	Effect of Transfer:

If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of Tenant’s obligations under this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit, and if understated by more than ten percent (10%), Tenant shall pay a deficiency premium of fifteen percent (15%) of the total Transfer Premium owed during the period of such deficiency.

10.6	Additional Transfers:

For purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of thirty-three percent (33%) or more of the partners, or transfer of thirty-three percent (33%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift, transfer or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period; and (iii) if Tenant is a limited liability company, any cumulative transfer of more than fifty percent (50%) of the membership interests. In addition to those types of Transfers specified above in this Section 10, any change to the form of tenant entity or any use of the Premises by an individual or entity other than Tenant, whether pursuant to a license or concession, or otherwise, shall be deemed a Transfer requiring Landlord’s consent.

10.7	Tenant Affiliate:

Notwithstanding anything to the contrary contained in Section 10.1 of this Lease, a Transfer of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) or to any corporation or other entity resulting from a merger of, acquisition, or consolidation with Tenant (collectively, “Tenant Affiliate”), shall not be deemed a Transfer under Section 10 for which (a) consent is required, or (b) any Transfer Premium is payable, provided that: (i) Tenant immediately notifies Landlord of any such Transfer; (ii) promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer; (iii) if requested by Landlord, have an affiliate of the Tenant Affiliate guarantee this Lease using standard mutually acceptable guaranty form; (iv) if such Transfer is an assignment, Tenant Affiliate assumes in writing all of Tenant’s obligations under this Lease; and (v) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used herein, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

10.8	Transfer Involving Sublease:

Except for any transactions utilizing the Suite License Agreement (Exhibit G), every approved sublease transaction shall be evidenced by a written sublease (the “Sublease”) between Tenant and Subtenant (the “Subtenant”). The Sublease or, where applicable, Landlord’s written consent required under Section 10.1 above, to which Tenant and Subtenant shall be parties (the “Consent”), shall comply with the following requirements:

i. The Sublease shall be subject to, and shall incorporate by reference, all of the terms and conditions of this Lease, except those terms and conditions relating to Base Rent, Additional Rent, and any other amount due under this Lease. Subtenant shall acknowledge in the Sublease or Consent that it has reviewed and agreed to all of the terms and conditions of this Lease. Subtenant shall agree in the Sublease or Consent not to do, or fail to do, anything that would cause Tenant to violate any of its obligations under this Lease.

ii. The Sublease or Consent shall require that: (1) Subtenant shall have no right to exercise any option to extend the Lease Term, utilize Tenant’s signage rights, or any right of first refusal (or similar right) granted to Tenant in this Lease; and (2) the Sublease shall require Tenant to agree that it shall neither exercise on behalf of, nor assign to, Subtenant any such option or right.

iii. The Sublease or Consent shall contain, in full, any use restrictions or other provisions of this Lease that affect the use of the Premises, and any other provisions that Landlord otherwise requires be contained in the Sublease.

iv. The Sublease or Consent shall contain a waiver of subrogation against Landlord and shall require Subtenant’s insurance policies to acknowledge such a waiver of subrogation.

v. The Sublease or Consent shall prohibit a sub-subletting of the Premises or the assignment of the Sublease by Subtenant, without first obtaining Landlord’s consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion.

vi. The Sublease or Consent shall require Subtenant, acting through Tenant, to obtain Landlord’s prior written consent to any alterations to the Premises, to the extent Tenant is required by this Lease to obtain such consent.

vii. The Sublease or Consent shall require: (1) Subtenant to send Landlord copies of any and all notices concerning the Premises that Subtenant is obligated to provide to Tenant; and (2) Tenant to send Landlord copies of any and all notices concerning the Premises that Tenant is obligated to provide to Subtenant.

viii. The Sublease or Consent shall provide that Subtenant shall have no right (and shall waive any rights it may have) to hold Landlord responsible for any liability in connection with the Premises, including, without limitation, any liability arising from the noncompliance with any federal, state, or local laws applicable to the Premises.

ix. The Sublease or Consent shall provide that: (1) Nothing in the Sublease shall amend or shall be construed or deemed to amend this Lease; and (2) Tenant and Subtenant shall not amend the Sublease, without Landlord’s prior written consent.

x. The Sublease or Consent shall contain such other terms as Landlord may reasonably require to maintain the use of the Premises as contemplated in the Lease.

10.9	No Merger:

No merger shall result from Tenant’s sublease of the Premises under this Section 10, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

11. Insurance and Indemnity

11.1	Tenant’s Insurance:

Beginning on the date Tenant is given access to the Premises for any purpose and continuing until the expiration of the Lease term, including extensions or holdovers thereof, Tenant shall maintain policies of insurance covering loss or damage to Tenant’s trade fixtures, merchandise, equipment and improvements installed by Tenant and not covered by a Tenant Improvement Allowance, and other personal property in or about the Premises, in commercially reasonable amounts relative to the value of the property insured and providing protection against any peril included within the classification “Causes of Loss-Special Form” (or comparable coverage), together with insurance against sprinkler damage, vandalism and malicious mischief. As an Operating Expense, Tenant shall be liable for its prorata share of any deductible amount under Landlord’s insurance policies required to be maintained pursuant to Section 11.2 (in an amount not to exceed $10,000 per occurrence), provided that if the loss or damage results directly from the act or omission of Tenant, its employees, contractors or agents, then Tenant shall be solely responsible for the payment of such deductible.

Beginning on the date Tenant is given access to the Premises for any purpose, and continuing until expiration of the Term (and any Extensions thereto), Tenant shall provide, pay for and maintain in effect during Tenant’s occupancy of the Premises, worker’s compensation insurance as required by law and commercial general liability insurance on the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than Two Million Dollars ($2,000,000) combined single limit for bodily injury, death and property damage liability. The deductibles or self-insurance portion under any such insurance policies to be carried by Tenant shall not exceed Five Thousand Dollars ($5,000). The commercial general liability insurance policy shall name Landlord, and, upon Landlord’s request, Landlord’s mortgagee, as an additional insured and Tenant shall submit proof of such insurance to Landlord in the form of an industry standard “Additional Insured Endorsement” not less than five (5) business days prior to Tenant’s occupancy of the Premises for business operations and not less than fifteen (15) days prior to the expiration of any operative endorsement. Tenant shall also procure adequate insurance to cover all of Tenant’s obligations under this Lease, including, but not limited to, Tenant’s obligations to indemnify Landlord as set forth in Section 11.5 below. If Tenant carries any of the insurance required hereunder in the form of a blanket policy, any certificate required hereunder shall make specific reference to the Premises, provided, however, the blanket policy carried with respect to the insurance required by Tenant hereunder shall contain a “per location” endorsement assuring that any aggregate limit under such blanket policy shall apply separately to the Premises and that the insurer thereunder shall provide written notice to Landlord if the available portion of such aggregate is reduced to less than the minimum amounts required under this Article by either payment of claims or the establishment of reserves for claims, (whereupon Tenant shall be obligated to take immediate steps to increase the amount of its insurance coverage in order to satisfy the minimum requirements set forth in Section 11.2). The policy evidencing insurance required to be carried by Tenant pursuant to this Article shall provide coverage on an occurrence basis. The limits of the insurance coverage required by Landlord or the unavailability of certain types of coverage shall not limit or release Tenant from any of its obligations under this Lease and the existence of such insurance in no way changes Tenant’s obligations to Landlord.

Tenant shall not use, or allow the Premises to be used for any purpose which may be prohibited by the form of fire insurance policy required to be carried under this Lease. Tenant shall pay any increase in premiums for liability and property (including all risk coverage) insurance that may be charged during the Term of this Lease on the amount of such insurance which may be carried by Landlord on the Premises, the Building or the Project resulting from Tenant’s occupancy whether or not Landlord has consented thereto. In such event, Tenant shall also pay any additional premium on the insurance policy that Landlord may carry for its protection against rent loss through fire or casualty. In determining whether increased premiums are the result of Tenant’s use of the Premises, a schedule, issued by the organization setting the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the casualty and fire insurance rate on the Premises. Landlord shall deliver invoices for such additional premiums to Tenant at such times as Landlord may elect, and Tenant shall immediately reimburse Landlord therefore.

11.2	Landlord’s Insurance:

At all times during Tenant’s occupancy of the Premises, Landlord shall maintain commercial general liability and “all risk” property insurance, subject to standard exclusions, covering the Project, Building, the Tenant Improvements covered by a Tenant Improvement Allowance, and such other risks as Landlord or its mortgagees may from time to time reasonably deem appropriate. Such insurance shall be reasonable in relation to the value of the property and the common practice of landlord’s of comparable properties in the County and utilizing commercially reasonable deductibles. Landlord shall have the right to obtain terrorism, flood and earthquake insurance and other forms of insurance required by any lender holding a security interest in the Building or any ground lessor. Landlord shall not be required to carry insurance of any kind on (i) leasehold improvements paid for by Tenant, (ii) Tenant’s trade fixtures, furnishings, and equipment, (iii) Tenant’s signs, whether attached to the Premises or Building, (iv) and any other items of Tenant’s personal property, hereafter “Tenant’s Property”, and shall not be obligated to repair or replace Tenant’s Property should damage occur, except to the extent caused by the negligent acts of Landlord or its agents. All proceeds of insurance maintained by Landlord upon the Premises (including the Tenant Improvements) and Project shall be the property of Landlord.

11.3	Waiver of Subrogation:

Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or to the Premises or its contents, and which may arise out of or incident to the perils insured against under Sections 11.1 and 11.2, which perils occur in or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, contractors and/or invitees to the extent of such insurance (including deductibles). The parties shall obtain from their respective insurance companies insuring the property a waiver of any right of subrogation which said insurance companies may have against Landlord or Tenant, as the case may be.

11.4	Policies:

All insurance to be maintained by Tenant and Landlord under this Lease shall be procured from an insurance company or companies rated at least “A-/VII” or better in “Best’s Insurance Guide” and admitted in the State of Nevada, and Tenant shall deliver to Landlord, prior to taking occupancy of the Premises, Certificates of Insurance required to be maintained by Tenant hereunder. The certificates evidencing such insurance shall provide that the insurance shall not be canceled except after thirty (30) days prior written notice of intention to modify or cancel has been given to Landlord and any encumbrancer named as beneficiary thereunder. Tenant shall deliver to Landlord evidence of renewal at least fifteen (15) days prior to the expiration date of any policy to be maintained by Tenant hereunder. If Tenant fails to deliver evidence of insurance required hereunder within the prescribed period or if such policy is canceled during the operative term of the Lease without Landlord’s consent, Landlord may (but is not required to) obtain such insurance and the costs thereof shall be reimbursed by Tenant within fifteen (15) days of receipt of invoice, together with a $1,000.00 handling charge.

11.5	Tenant’s Indemnity:

Tenant shall defend, indemnify and hold harmless Landlord, its agents, affiliates, partners, or other entities controlling, controlled by or under common control with Landlord, from and against any third party claims or liabilities arising either before or after the Commencement Date from; (i) Tenant’s use or occupancy of the Premises, the Building or the Project, including those arising from accident, injury, or damage, however and by whomsoever caused (except to the extent of any claim arising out of Landlord’s negligence or willful misconduct), (ii) the conduct of Tenant’s business or anything else permitted by Tenant, (iii) a breach or default in the performance of Tenant’s obligations under the Lease, or (iv) from any negligent act or willful misconduct of Tenant, its agents, employees, contractors, invitees or licensees. In case Landlord, its agents or affiliates are made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all reasonable costs, expenses and attorneys’ fees assessed against Landlord in connection with settlement of the litigation or any judgment issued thereon.

11.6	Landlord’s Indemnity:

Landlord shall defend, indemnify and hold harmless Tenant, its agents, affiliates, partners, or other entities controlling, controlled by or under common control with Tenant, from and against any and all third party claims or liabilities arising either before or after the Commencement Date from (i) a breach or default in the performance of Landlord’s obligations under the Lease; or (ii) the negligent acts or willful misconduct of Landlord, its agents or affiliates. In case Tenant, its agents or affiliates are made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all reasonable costs, expenses and attorneys’ fees assessed against Tenant in connection with settlement of the litigation or any judgment issued thereon.

12. Damage or Destruction

12.1	Restoration:

a. Damage Repair

If the Building is damaged, through no fault of Tenant, or its employees, suppliers, customers or invitees, Landlord shall repair that damage as soon as reasonably possible, unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building

(“Replacement Cost”) and the damage is not covered by Landlord’s property insurance or (ii) Landlord reasonably determines that the cost of repair would exceed fifty percent (50%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed twenty percent (20%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the term.

Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate ninety (90) days after the date of that notice (or such earlier date as Tenant may elect) and the obligations of the parties shall terminate as if the Lease term had naturally expired.

b. Rent Abatement

Commencing on the date that damage renders the Premises unusable for Tenant’s business operations, and ending on the date the damage is repaired or this Lease is terminated, whichever occurs first, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage bears to the total floor area of the Premises.

c. Cost of Repair

Notwithstanding the provisions of the above subsections of this Section, if the damage is due to the negligent or willful misconduct of Tenant or its employees, subtenants, invitees or representatives, the cost of any repairs not covered by Landlord’s insurance on the Building shall be borne by the Tenant, and Tenant shall not be entitled to rental abatement or termination rights. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures installed by Tenant or that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

13. Eminent Domain

13.1	Total or Partial Taking:

If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to materially alter the Premises or Tenant’s reasonable use thereof, Landlord or Tenant may terminate this Lease, by written notice to the other, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority, so long as Landlord’s award is not diminished thereby.

13.2	Temporary Taking:

No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Landlord. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period not to exceed fifteen (15) days.

13.3	Taking of Parking Area:

In the event there shall be a taking of Tenant’s Parking Area such that Tenant’s allocation falls below that set forth in Section 1.9, Landlord shall substitute reasonably equivalent parking in a location adjacent to the Parking Area or Building; provided that if Landlord fails to make that substitution within fifteen (15) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

14. Subordination; Estoppel Certificate

14.1	Subordination:

a. Subordinate to Underlying Encumbrances

At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying Leases, mortgages, deeds of trust and conditions, covenants and restrictions, reciprocal easements and rights of way, if any, which may hereafter affect the Premises or Project, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated nor shall Tenant’s quiet enjoyment of the Premises be disturbed. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying Lease or to the lien of any mortgage or deed of trust (using a document materially similar as to form and substance as Exhibit L, attached hereto), provided the holder of such lease, mortgage or deed of trust agrees not to disturb Tenant’s quiet enjoyment, so long as Tenant is not in default of this Lease, or if requested by Landlord, to subordinate, in whole or in part, any ground or underlying Lease or the lien of any mortgage or deed of trust to this Lease. Should Tenant wrongfully fail to reasonably provide the instruments set forth in this subsection 14.1(a), Tenant appoints Landlord as its special attorney-in-fact to execute such instruments.

b. Attornment

Tenant covenants and agrees to attorn to any successor to Landlord’s interest in any ground or underlying lease, and in the event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor.

c. Failure to Perform

Failure of Tenant to execute any statements or instruments prepared by Landlord materially true in form and fact as to the provisions of the Lease and necessary or desirable to effectuate the provisions of this Section within fifteen (15) days after written request by Landlord shall constitute a default under this Lease. In that event, Landlord’ shall have the right, by written notice to Tenant, to terminate this Lease as of a date not less than fifteen (15) days after the date of Landlord’s notice provided Tenant has not cured said default within the fifteen (15) day additional notice period. Landlord’s election to terminate shall not release Tenant of any liability for its default.

14.2	Estoppel Certificate:

a. Time Limits

Tenant shall, within fifteen (15) days after prior written notice from Landlord, execute and deliver to Landlord, a statement, in writing, to the extent accurate; (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease is otherwise unmodified and in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth such other information that Landlord may reasonably require. Tenant’s statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the Building or Project.

b. Failure to Perform

Tenant’s failure to deliver any Landlord estoppel statement within the provided time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord, and (ii) there are no uncured defaults in Landlord’s performance.

15. Defaults and Remedies

15.1	Tenant’s Default:

In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

a. Abandonment

The abandonment of the Premises by Tenant—Abandonment is defined to include, but not limited to, any absence by Tenant from the Premises for thirty (30) consecutive calendar days (or longer) or sixty (60) business days (whether consecutive or not) in any calendar year accompanied by Tenant’s failure to pay rent during the abandonment period.

b. Failure to Pay Rent

The failure by Tenant to make any payment of Base Rent or Additional Rent required to be made by Tenant, where the failure continues for a period of ten (10) days after notice thereof by Landlord. [Note: to be consistent with Section 17.]

c. Assignment

The assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution transfer by intestacy or testacy, or other means, without the prior written consent of Landlord, if necessary.

d. Materially False Financial Statements

The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant was materially false.

e. Failure to Observe Covenants

The failure or inability by Tenant to observe or perform any of Tenant’s express or implied covenants or provisions of this Lease, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days and thereafter diligently pursues the cure to completion.

f. Assignment to Creditors/Bankruptcy

The making by Tenant of any general assignment for the benefit of creditors; the filing by Tenant of a petition to have Tenant adjudged a debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, if possession is not restored to Tenant within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interests in this Lease where the seizure is not discharged within sixty (60) days; or Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or consolidation of its debts.

Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

15.2	Landlord’s Remedies:

a. Landlord Declares Breach:

Should Landlord declare a breach of this Lease, Landlord may, at its option, give Tenant notice of the intention to terminate this Lease and, after such cure period as may be applicable, the operative term shall expire as if it were the day herein established for the expiration of the Lease and Tenant shall quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to quit and surrender the Premises, Landlord may exercise its legal rights to evict the Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, and remove their effects and regain possession of the Premises.

b. Breach by Tenant:

Notwithstanding Tenant’s breach, this Lease shall not terminate unless Landlord elects, at any time during the period of breach, to terminate Tenant’s right to possession. For so long as this Lease continues in effect, Landlord may enforce all of Landlord’s rights and remedies hereunder, including the right to recover all rent as it becomes due. The following shall not constitute a termination of Tenant’s right to possession (i) reasonable acts of maintenance or repair to the Premises, Building or Project, (ii) commercially reasonable efforts to relet the Premises, or (iii) the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease.

c. Termination of Lease:

Upon the termination of this Lease, or the termination of Tenant’s right to possession as the result of Tenant’s breach of this Lease, Landlord may exercise any or all of the following rights:

i. To relet the Premises for such rent and terms as are commercially reasonable under the circumstances. If the rent and additional rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for the damages sustained by Landlord, including without limitation, deficiency in rent, reasonable attorneys’ fees and collection costs, brokerage fees, and expenses of placing the Premises in good order. Landlord’s putting the Premises in good order or preparing the same for rental shall not release Tenant from this Lease. Landlord shall not be required to relet the Premises in advance of or for more favorable terms than available space within the Building or Project. Tenant shall not be entitled to receive any excess of net rent collected over the sums due hereunder. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the first reletting, in separate actions thereafter, or deferred until the expiration of the term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law.

ii. To remove any and all persons and property from the Premises pursuant to such rights and remedies as the laws of the State of Nevada shall then provide. Said property may, at Landlord’s option, be stored or otherwise dealt with as such laws may then provide or permit, including but not limited to the right of Landlord to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant. Landlord shall not be liable for damage to or the loss of such property.

iii. To enforce any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

d. Right of Injunction:

Upon Tenant’s breach of the Lease, Landlord shall have the right of injunction, which right shall not preclude Landlord from any other remedy, at law or in equity.

e. Tenant Abandons Premises:

Upon Tenant’s abandonment of the Premises, any property of Tenant left behind may either be retained as Landlord’s property or disposed of at public or private sale in accordance with applicable law. The proceeds of any sale of Tenant’s property, or the then current fair market value of any property retained by Landlord shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. Landlord may, upon presentation of a third party ownership claim or security interest in abandoned property, turn over such property to the claimant with no liability to Landlord.

f. Bankruptcy of Tenant:

The following shall be Events of Bankruptcy under this Lease: (i) Tenant’s becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec 101 et seq. (the “Bankruptcy Code”), or under the insolvency laws of any State, District, Commonwealth or territory of the United States (“Insolvency Laws”); (ii) the appointment of a receiver or custodian for any or all of Tenant’s property or assets, or the institution of a foreclosure action upon any of Tenant’s real or personal property which is not dismissed within sixty (60) days; (iii) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws which is either not dismissed within sixty (60) days of filing, or results in issuance of an order for relief against the debtor, whichever is later; (iv) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or (v) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant, provided, however, that this section shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the Premises upon the giving of notice pursuant to this section. Any other notice to quit, or notice of Landlord’s intention to re-enter is hereby expressly waived.

If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

Without regard to any action by Landlord as authorized above, Landlord may at its discretion exercise all the additional provisions set forth below.

In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease pursuant to this section shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly cures all defaults under this Lease, (ii) properly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee Tenant.

g. Adequate Performance:

Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in the preceding subsection, shall mean that all of the following minimum criteria must be met; (i) Tenant must pay its estimated pro rata share of Operating Expenses in advance of the performance such services, (ii) the Trustee must agree that Tenant’s business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted in the Premises; (iii) the Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (iv) the Trustee must agree that the assumption of this Lease will not violate or affect the right of other tenants in the Project.

In the event Tenant is unable to (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the rent due under this Lease, and all other payments required by Tenant under this Lease on time, or (iv) meet the criteria and obligations imposed above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance and this Lease may be terminated by Landlord.

15.3	Expenses and Legal Fees:

If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Non-defaulting Party”) upon demand for any costs or expenses that the Non-defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.

15.4	Default by Landlord:

Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Tenant shall have no rights as a result of any default by Landlord until Tenant gives thirty (30) days notice to any person who has a recorded interest pertaining to the Building, specifying the nature of the default. Such person shall then have the right to cure such default, and Landlord shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default. Tenant shall have no right to any deduction or offset of any kind nor any right to terminate this Lease based upon an uncured default by Landlord in the performance of Landlord’s obligations under this Lease; provided, however, that Tenant may seek to recover from Landlord an amount representing appropriate actual, compensatory damages for breach of contract based on any such uncured default by Landlord, but not otherwise. Consistent with Section 18 below, in no event shall either party be permitted to recover consequential, punitive, or exemplary damages from Landlord based on any such uncured default of Landlord, or otherwise.

16. End of Term

16.1	Holding Over:

This Lease shall terminate without further notice upon the Expiration Date and any holding over by Tenant after such date shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease, except when signed in writing, by both parties. Upon Tenant’s holding over, Landlord may treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination or expiration of this Lease and subject to all of the terms of this Lease, except that the monthly Base Rent during the hold over period shall be one hundred fifty percent (150%) of the last monthly rent installment paid prior to such hold over period.

If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any reasonable claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute consent to a holdover or result in a renewal of this Lease.

16.2	Merger on Termination:

The voluntary or other surrender of this Lease by Tenant, or mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

16.3	Surrender of Premises and Removal of Property:

Upon the Expiration Date or upon an earlier termination of the Lease, Tenant shall surrender possession of the Premises in the same condition as received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear excepted, and shall remove all personal property and debris. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, leaving the Premises in a broom clean condition. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the reasonable cost shall be additional rent payable by Tenant upon demand. If requested by Landlord, upon Tenant’s vacation, abandonment or the expiration of this Lease, Tenant shall execute an instrument in writing releasing and quitclaiming to Landlord, all right, title and interest of Tenant in the Premises.

16.4	Termination; Advance Payments:

Upon termination of this Lease under Section 12 (Damage or Destruction), Section 13 (Eminent Domain) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, and any other advance payments made by Tenant or Landlord.

17. Payments and Notices

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Section 1.18. Unless this Lease expressly provides otherwise, as for example in the payment of rent, all payments shall be due and payable within ten (10) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other, may be delivered in person to an officer or duly authorized representative of the other party, or may be sent by certified mail or with a nationally recognized overnight carrier to the address set forth in Section 1.18. Either party may, by written notice to the other, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered when received.

18. Limitation of Liability

In the event of any actual or alleged failure, breach or default of this Lease by Landlord, except with respect to indemnity obligations and to the extent of any insurance policies required hereunder, Tenant’s sole remedy shall be against the Project, its rents, and other assets, it being intended that Landlord shall not be personally liable for any judgment or deficiency. Tenant agrees that the foregoing provision shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those direct consequential damages incurred by Landlord in connection with a (a) holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, (b) the contamination of the Premises or Building Common Areas resulting from the presence or use of Hazardous Materials caused or permitted by Tenant or its employees, agents, contractors or invitees, or (c) any repair, physical construction or improvement work performed by or on behalf of Tenant in the Premises which were in violation of the terms of this Lease or not approved, in writing, by Landlord.

19. Transfer of Landlord’s Interest

In the event of a transfer of Landlord’s interest in the Premises, including a “sale-leaseback”, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor in which Tenant has an interest, shall be turned over to the transferee, subject to that interest and Tenant shall be notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is, or may be, subordinate, and no landlord under a “sale-leaseback” shall be responsible in connection with the security deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the security deposit. It is intended that the covenants and obligations contained in this Lease on the part of the Landlord shall be binding on the Landlord, its successors and assigns, only during, and in respect to, their respective periods of ownership.

20. Miscellaneous

20.1	Gender and Number:

Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

20.2	Headings:

The captions and headings of the Sections of this Lease are for convenience only, and are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3	Joint and Several Liability:

If there is more than one Tenant, the obligations imposed upon Tenant shall be joint and several, and the act of, notice from, or notice or refund to any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including without limitation, any renewal, extension, termination, or modification of this Lease.

20.4	Successors:

Subject to Sections 10 and 19, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended to grant to any entity other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5	Severability:

If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.6	Waiver of Trial by Jury:

The respective parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

20.7	Recording:

Tenant shall not record or file this Lease or any form of Memorandum of Lease, or any assignment or security document pertaining to this Lease or all or any part of Tenant’s interest therein without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord shall reasonably deem appropriate. If such consent is granted Tenant will pay all recording fees, costs, taxes and other expenses for the recording. However, upon the request of Landlord, both parties shall execute a memorandum or “short form” of this Lease for the purposes of recordation in a form customarily used for such purposes. Said memorandum or short form of this Lease shall describe the parties, the Premises and the Lease Term and shall incorporate this Lease by reference.

20.8	Waiver:

No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated. Landlord’s acceptance of any payment which is less than that required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid and shall not be deemed an accord and satisfaction, notwithstanding any provisions to the contrary asserted by Tenant, written on any check or contained in any transmittal letter. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term or covenant hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. An express waiver must be in writing and signed by a person with the power to contractually bind Tenant or Landlord. An express waiver shall affect only the default specified in the waiver, and only for the time and to the extent expressly stated. Waivers by either party of any covenant, term, or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term, or condition.

20.9	Late Charges:

If any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee within three (3) days of when such sum is due then Tenant shall pay to Landlord a late charge equivalent to five percent (5%) of the amount past due, but in no event more than the legal maximum on such past due amount, plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder. Any late charges shall be added to the next installment of Base Rent due under the Lease. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant.

20.10	Choice of Law:

This Lease shall be construed in accordance with and governed by the statutes, decisions, and other laws of the State of Nevada. Tenant hereby consents to the personal jurisdiction and venue of any State court of competent jurisdiction located in Clark County,

Nevada or Federal court located in Las Vegas, Nevada and the service of process by any means authorized by any such State or Federal court.

20.11	Independently Provided Services:

This Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of services, which include, but are not limited to, telecommunications, office automation, repair, maintenance services, computer and photocopying (“Independent Services”). Tenant acknowledges that Landlord has no obligation of any type concerning the provision of Independent Services, and agrees that any cessation or interruption of Independent Services or any other act or neglect by the third party providing the Independent Services shall not constitute a default or constructive eviction by Landlord. In no event shall Landlord be liable to Tenant for incidental, consequential, indirect or special damages (including lost profits), which may arise in any way out of a claim concerning Independent Services.

20.12	Force Majeure:

Landlord shall not be liable for any failure to comply or delay in complying with its obligations hereunder if such failure or delay is due to acts of God, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, enemy actions, civil commotion, fire, unavoidable casualty or other similar causes beyond Landlord’s reasonable control (all of which events are herein referred to as force majeure events). It is expressly agreed that Landlord shall not be obliged to settle any strike to avoid a force majeure event from continuing.

20.13	Reimbursement of Expenses:

The party which has committed a breach or default of this Lease shall reimburse the other party, upon demand, for any reasonable expenses incurred by the non-defaulting party in connection with such breach or default. Such expenses shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.

20.14	Prior Agreements:

THIS LEASE CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND ANY AND ALL ORAL AND WRITTEN AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS, WARRANTIES, PROMISES AND STATEMENTS OF THE PARTIES HERETO AND THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, AGENTS AND BROKERS WITH RESPECT TO THE SUBJECT MATTER OF THIS LEASE AND ANY MATTER COVERED OR MENTIONED IN THIS LEASE SHALL BE MERGED IN THIS LEASE AND NO SUCH PRIOR ORAL OR WRITTEN AGREEMENT, UNDERSTANDING, REPRESENTATION, WARRANTY, PROMISE OR STATEMENT SHALL BE EFFECTIVE OR BINDING FOR ANY REASON OR PURPOSE UNLESS SPECIFICALLY SET FORTH IN THIS LEASE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR ADDED TO EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS IN INTEREST. THIS LEASE SHALL NOT BE EFFECTIVE OR BINDING ON ANY PARTY UNTIL FULLY EXECUTED BY BOTH PARTIES HERETO.

20.15	Attorneys’ Fees:

If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, any action or litigation against the other party arising out of or in connection with the Lease, the Premises, the Building, or the Project, including but not limited to, any action for recovery of any payment owed by either party under the Lease, or to recover possession of the

Premises, or for damages for breach of the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs incurred in connection with the action and in preparation for said action. This provision shall survive the termination of the Lease.

20.16	Consent/Duty to Act Reasonably:

Regardless of any references to the terms “sole” or “absolute” (but except for matters which (i) could have an adverse effect on the structural integrity of the Building Structure, (ii) could have an adverse effect on the Building Systems, or (iii) could have an effect on the exterior appearance of the Building, whereupon in each such case Landlord’s duty is to act in good faith and in compliance with the Lease), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.

20.17	Interest Rate:

Any time either Landlord or Tenant is required to pay interest to the other, the following shall be the interest rate: the lesser of (i) the rate publicly announced from time to time, by the largest (as measured by deposits) state chartered bank operating in Nevada, as its Prime Rate or its Reference Rate or other similar benchmark, plus five percent (5%), or (ii) the maximum rate permitted by law.

20.18	No Partnership:

It is agreed that nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or any other party.

20.19	Exhibits:

The Exhibits, if any, and any schedules or riders attached to this Lease are incorporated herein by this reference and made a part hereof, and any reference in the body of the Lease or in the Exhibits, schedules, or riders to the Lease shall mean the Lease together with all Exhibits, schedules and riders.

20.20	Mortgagee Protection:

Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have thirty (30) days, from the date of receipt of such notice, to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

20.21	Master Lease:

a. This Lease is subject and subordinate to a ground lease (the “Master Lease”), by and between Landlord, as tenant, and County of Clark, a political subdivision of the State of Nevada, as landlord (the “Master Landlord”), and to any renewal, amendment or modification thereof, and to any mortgage or other encumbrance to which the Master Lease is subject or subordinate, and to all renewals, modifications, consolidations, replacements and extensions thereof. A copy of the Master Lease is attached as Exhibit “M” to this Lease. Except as specifically modified in this Lease, during the Lease Term Tenant shall be bound by and observe all of the terms and conditions to be observed by Landlord under the Master Lease. Any event resulting in termination of the Master Lease by its terms or otherwise shall also automatically result in termination of this Lease, except as otherwise provided or contemplated in Section 2.3 (Attornment) of the Master Lease.

b. Without limiting the generality of (a) above, Tenant expressly agrees to comply with and be bound by (i) the Master Landlord’s Airport Rules and Regulations and Operating Directives; (ii) the non-discrimination provisions of Article Ill of the Master Lease, and (iii) the provisions of the Master Lease governing operations and conduct at the Premises, which are hereby incorporated into this Lease by this reference.

c. Without limiting the generality of (a) above, Tenant acknowledges and agrees that this Lease is subject to the attornment provisions of Section 2.3 of the Master Lease. Pursuant to the provisions of such section of the Master Lease, Section 14.1(b) of this Lease is supplemented by adding the following thereto:

If by reason of a default on the part of Landlord as tenant in the performance of the terms of the provisions of the Master Lease, the Master Lease and the leasehold estate of Landlord as lessee thereunder is terminated by summary proceedings or otherwise in accordance with the terms of the Master Lease, all sublessees will attorn to Master Landlord and recognize Master Landlord as lessor; provided, however, Master Landlord agrees that so long as such sublessees are not in default, Master Landlord agrees to provide quiet enjoyment to the sublessees and to be bound by all the terms and conditions of such sublease.

d. Without limiting the generality of (a) above, Tenant further acknowledges and agrees that Master Landlord must be named as an additional insured on all liability insurance policies maintained by Tenant under the terms of this Lease (per Section 2.12.2.7.4 of the Master Lease).

e. As required by the terms of Section 2.9 of the Master Lease, should Tenant cause any improvements to be made to the Property, Tenant shall cause any contract with any contractor, designer, or other person providing work, labor, or materials to the Property to include the following clause:

Contractor agrees on behalf of itself, its subcontractors, suppliers and consultants and their employees that there is no legal right to file a lien upon County-owned property and will not file a mechanic’s lien or otherwise assert any claim against County’s real estate or any County’s leasehold interest on account of any work done, labor performed or materials furnished under this contract. Contractor agrees to indemnify, defend and hold the County and Landlord harmless from any liens filed upon the County’s property and County’s leasehold interest and shall promptly take all necessary legal action to ensure the removal of any such lien at Contractor’s sole cost.

20.22	Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD:		TENANT:

	BELTWAY BUSINESS PARK OFFICE NO. I, LLC a Nevada limited liability company	SWITCH COMMUNICATION GROUP L.L.C., a Nevada limited liability company

	MANAGER: Majestic Beltway Office Buildings, LLC, a Delaware limited liability company	By:	/s/ Darren Adair

		Its:	Chief Financial Officer

Majestic Realty Co., a California corporation, Manager’s Agent

By:	/s/ Edward P. Roski, Jr.

Edward P. Roski, Jr.

Its:	President and Chairman of the Board

By:

Its:

MANAGER: Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Thomas A. Thomas

Its:	Thomas A. Thomas, Manager

LEASE EXHIBITS

EXHIBIT A	OCCUPANCY & RENT SCHEDULE

EXHIBIT A-1	PROJECT

EXHIBIT A-2	COMPLEX

EXHIBIT A-3	BUILDING

EXHIBIT B	PREMISES

EXHIBIT C	TENANT IMPROVEMENT PROCESS AND PROCEDURE

EXHIBIT D	RULES AND REGULATIONS

EXHIBIT E	MASTER SIGN PLAN

EXHIBIT F	PARKING

EXHIBIT G	SUITE LICENSE AGREEMENT

EXHIBIT H	INTENTIONALLY OMITTED

EXHIBIT I	RENEWAL OPTIONS

EXHIBIT J	INTENTIONALLY OMITTED

EXHIBIT K	INTENTIONALLY OMITTED

EXHIBIT L	SUBORDINATION AND NON-DISTURBANCE AGREEMENT

EXHIBIT M	MASTER LEASE

Exhibit A

Occupancy & Rent Schedule

Beltway Business Park

C-4: 5605 Badura, Suite 180

C-4 Total: 10,755 sq.ft.		Sq. Ft.	Date	Rent
Section A	39.5%	4,248	April 1	$4,673
Expansion-Section B	60.5%	6,507	Future	TBD

* Expansion Space shall be taken in 500 sq. ft. minimum increments prior to October 1, 2012.

EXHIBIT A-1

PROJECT

(See attached)

EXHIBIT A-2

COMPLEX

(See attached)

EXHIBIT A-2 COMPLEX

EXHIBIT A-3 BUILDING

120'-0"
40'-0"
40'-0"
40'-0"
338'-0"
44'-0"
48'-0"
48'-0"
48'-0"
48'-0"
51'-0"
51'-0"
236'-0"
102'-0"
51'-0"
51'-0"
16'-0"
176'-0"
SWITCH
Suite 180
10,755 SF
METRO
Suite 120
33,956 S.F.
NORTH
5605 Badura Avenue (C-4)
Beltway Business Park
WEST ELEVATION
NORTH ELEVATION
THOMAS & MACK

EXHIBIT B

PREMISES FLOOR PLAN (TO BE INSERTED)

EXHIBIT B PREMISES

EXHIBIT B PREMISES

Switch\Facilities\FLOOR PLANS\Beltway office\Badura Office 070810.dwg

OPEN
B-6
OPEN
B-7
OPEN
B-8
[redacted]
MANTRAP
B-1
B-2
B-3
OPEN
B-4
OPEN
B-5
OPEN
S-1
C
WOMEN
B-9
MEN
B-10
CONF. ROOM
B-11
IDF
B-14
8-1-11
B
OPEN
4-1-11
A
BREAKROOM
B-12
POWER
B-13
RISER

Switch\Facilities\FLOOR PLANS\Beltway office\Baduro Office 050510.dwg

EXHIBIT C

TENANT IMPROVEMENT PROCESS AND PROCEDURE

Should Tenant make any alterations, improvements or additions to the Premises, Tenant shall comply with the following:

1.    General

1.1 Notice of Non-Responsibility/Notice of Posted Security.

Landlord, at its option, may prepare, in a manner required by law, a Notice of Non-Responsibility. Landlord shall be allowed to post, in a conspicuous location on the Premises, a Notice of Non-Responsibility for the benefit of Landlord. Tenant’s Contractor shall maintain the posted notice throughout the construction.

Tenant shall (and shall cause Tenant’s Contractor) also fully comply with Nevada Revised Statutes Section 108. Any failure to comply with such Statute shall constitute a material breach of the Lease.

1.3 Tenant’s Selection of Contractors

Tenant’s Contractor (“Tenant’s Contractor”) shall provide evidence that: (i) it/he/she is licensed with the State of Nevada, (ii) it/he/she is bonded, to the satisfaction of the Landlord, and (iii) it/he/she has at least 5 years previous experience in the construction of commercial improvements. Any contractor (including Tenant’s Contractor) must be agreed upon by both the Tenant and Landlord and said agreement shall not be unreasonably withheld by Landlord.

Tenant’ Contractors and sub-contractors need not be members of any trade unions.

1.5 Right to Inspect

Landlord shall have the right, upon reasonable notice to Tenant, to inspect the Tenant’s Work. Landlord’s inspection of the Tenant’s Work shall be for its sole purpose and shall not imply Landlord’s review of the same for quality, design, code compliance or other like matters and Landlord shall have no liability in connection therewith nor shall Landlord be responsible for omissions or errors.

1.6 Substantial Completion

The term “Substantially Complete” or “Substantial Completion” as used in the Lease, the attached Exhibits or this Exhibit C shall mean: (i) Tenant has performed all of Tenant’s Work as required in this Exhibit C (Punch List items excepted), and (ii) if applicable/required, Tenant has obtained a Certificate of Occupancy or its equivalent.

2.    Tenant Improvement Design and Construction

Tenant’s architect (“Architect”) and engineers (“Engineer[s]”) shall provide evidence that: (i) it/he/she/they are licensed with the State of Nevada, (ii) it/he/she/they are bonded, to the satisfaction of the Landlord, and (iii) it/he/she/they have at least 5 years previous experience in the construction of commercial improvements. Landlord and Tenant must mutually agree upon the Engineer(s) and Architect designated to prepare the Space Plan and the Construction Drawings.

Tenant’s representatives for the Tenant Improvement construction process shall be designated in writing, including a primary and a secondary contact. Tenant’s representatives shall have the authority to make binding commitments on behalf of the Tenant.

2.1 Scheduling

Tenant’s Contractor shall prepare a schedule in a day/week and month format that will identify the start and completion dates for each of the trades and phases of work in the tenant improvement process.

2.2 Construction Drawings

Tenant shall be responsible for the drafting, permitting and completion of all plans and drawings associated with the construction of the Tenant Improvements. The plans and drawings to be prepared by the Architect and Engineers, including without limitation the architectural, mechanical, plumbing and electrical drawings shall be collectively known as the “Construction Drawings”. All Construction Drawings shall be subject to Landlord’s approval provided, however, that Landlord may withhold its approval in its sole discretion (including but not limited to Landlord’s determination that that the proposed improvements: (i) do not comply with Landlord’s Building standards for materials, design parameters for MEP systems and compatibility with the fire life safety systems, (ii) adversely affect the structural elements of the Building, (iii) do not match well with Common Area finishes, or (iv) tax the Building’s systems beyond the specifications allowed by Landlord. If Landlord so objects, then Tenant shall submit revised Design Intent Drawings to Landlord as soon as reasonably possible after objection and Landlord shall approve or disapprove in accordance with the same procedures. Tenant shall obtain all necessary permits and licenses required in connection with Tenant’s Work, and shall cause all Tenant’s Work to be completed in accordance with applicable laws. Tenant shall pay all cost of Tenant’s Work (subject to reimbursement in accordance with Section 1.1 hereof) and shall otherwise comply with those provisions of the Lease pertaining to mechanics’ liens. The reviews and revisions of the Construction Drawings shall be performed in good faith by both parties. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not imply Landlord’s review of the same for quality, design, code compliance or other like matters and Landlord shall have no liability in connection therewith nor shall Landlord be responsible for omissions or errors contained within such drawings or documents. Upon completion of the Construction Drawings, application should be made to the appropriate building department for a building permit by Tenant.

2.3 Construction Drawing Details

The Construction Drawings shall be prepared as required by: (i) all government agencies having jurisdiction over the Tenant Improvement construction, and (ii) Landlord’s building standards as prepared by Landlord, from time to time.

2.4 Architecture & Engineering

The Architect, Engineers, and Tenant’s Contractor for the construction of the Tenant Improvements shall be under contract with the Tenant. Landlord’s execution of the Lease authorizes the Tenant to proceed with the design and engineering of the Tenant Improvements. Landlord’s approval of the Construction Drawings authorizes Tenant to commence with the construction of the Tenant Improvements.

2.5 Construction & Change Orders

Tenant may authorize changes to the Construction Documents without Landlord’s consent or approval unless the change: (i) materially adversely affects the structural elements of the Building or the Building systems; (ii) describes a floor plan substantially different from that previously approved by Landlord; (iii) does not comply with applicable laws, (iv) changes Building standard materials, or (v) affects the mechanical or electrical plan of the Premises/Building. If Landlord’s approval or consent is required under this Section, such approval or consent will not be unreasonably withheld, delayed or conditioned, and is deemed given if not refused by Landlord within five (5) days after receipt of Tenant’ request for the same. (“Change Orders”) Tenant shall submit to Landlord’s representative the plans and specifications for such Changes Orders.

2.6 Close-out & Punch List

Prior to the completion of Tenant’s Work, the Landlord’s representative and the Tenant will jointly inspect such work prior to Tenant’s occupancy. Based on this inspection, Landlord’s representative and the Tenant will jointly prepare a formal list of construction deficiencies (“Punchlist”). Tenant’s contractor shall have thirty (30) days after Substantial Completion to complete the Punchlist (or such longer time if reasonably necessary to complete any applicable Punchlist item). Once the work itemized in the Punchlist has been performed in a commercially acceptable manner and all lien releases have been received by Landlord, Tenant’s Work and its contractor’s work shall be complete. Landlord shall have the right to correct Punchlist items not corrected by the Tenant within 30 days and receive immediate payment from Tenant therefore.

3. Work Rules

Tenant shall be responsible for compliance with Landlord’s commercially reasonable rules and regulations regarding Tenant improvement construction (Including but not limited to Landlord’s Requirements for Tenant-Managed Alteration or Tenant Improvement Projects, Tenant Improvements Construction Rules and Regulations, Indemnification and Hold Harmless Agreement and Right of Entry).

All terms used herein and not otherwise defined shall have the same meaning as given to them in the Lease.

EXHIBIT D

RULES AND REGULATIONS

1.00    BUILDING & PREMISES

1.01 Industrial and Commercial Use: The Premises shall be used for commercial purposes permitted under the applicable government laws, statutes and ordinances and for no other use.

1.02 Offensive Conduct—Nuisance: Tenants, contractors, agents and guests accessing the Project or Premises shall conform to all applicable laws, statutes and ordinances, and no noxious or offensive activities shall be carried on, upon or within the Project. Any obstruction of common access areas is hereby deemed to be a nuisance and is prohibited except for reasonable periods in connection with repairs to the driveway, parking, walkway and common access areas. Objects which create or emit loud noise, vibrations or obnoxious odors shall not be located, used or placed on any portion of the Project other than temporarily for landscape, driveway, parking, walkway or building maintenance. No Tenant shall permit or cause anything to be done or kept on its Premises which may increase the rate or cause the cancellation of insurance because of the dangerous or volatile nature of such activity or substance. The Landlord shall be entitled, but shall not be obligated, to take any action to abate an unlawful nuisance, including without limitation the right to enter into a Premises or Building to exercise the abatement of the unlawful nuisance.

1.03 Vehicular Maintenance: No person shall conduct repairs, restorations, or painting of any motor vehicle, boat, trailer, aircraft or other vehicle upon any portion of the parking areas except wholly within an enclosed building.

1.04 Antenna, External Fixtures, Etc.: No television or radio poles, antennae, flag poles, clotheslines or other external fixtures other than those originally installed by Landlord or approved by the Landlord and any replacements thereof, shall be constructed, erected or maintained on or within the Premises or Building.

1.05 Animals: No animals, reptiles, rodents, livestock or poultry shall be kept in any Premises or elsewhere within the Building, without the express written consent of the Landlord.

1.06 No Storage or Living Use of Recreational Vehicles: No boat, truck, trailer, camper, recreational vehicle or tent shall be stored on the parking area or used as a living area.

1.07 Trash Disposal: Trash, garbage, or other waste shall be kept only in sanitary containers in the enclosures provided. No Tenant shall permit or cause any trash or refuse to be kept on any portion of the Building other than in the receptacles customarily used therefor, and placed or maintained as required by Landlord.

1.8 Exterior Alterations: No Tenant shall, at its expense or otherwise, make any alterations or modifications to the exterior of the buildings, parking areas, drainage, fences, railings or walls situated within the Project without the prior written consent of the Landlord and approval by the County.

1.9 Parking Restrictions: No parking shall be permitted which may obstruct free traffic flow within the Project, constitute a nuisance, or otherwise create a safety hazard. Provided the requirements are not violated, construction activity shall be exempt from this section where applicable. The Landlord is hereby empowered to established “no parking” areas within the Project as well as to enforce parking limitations through its officers and agents by all means lawful for such enforcement on private drives, including the removal of any violating vehicle

1.10 Building Maintenance: Each Tenant shall be responsible for maintaining its Premises, including the equipment and fixtures therein and the interior walls, ceiling, private restrooms contained within the Premises (if any), windows and doors thereof, in a first class, clean, sanitary, workable and attractive condition. Tenant shall have complete discretion as to the choice of furniture, furnishings, and interior decorating; provided that:

a)    Windows may only be covered by Building Standard blinds, unless otherwise approved by Landlord and may not be painted or covered by foil, cardboard, or other similar materials. Each Tenant shall be responsible for repair, replacement and cleaning of the interior windows and glass of its Premises.

b)    Decoration of the exterior of the doors to the Premises shall be of uniform design to be adopted and approved by the Landlord.

1.11 Signs: The Landlord shall have the right to reasonably approve all signs posted within the Project, including signs on the Building as set forth in Exhibit E. Tenant shall not permit or cause any sign advertising a person, firm, company, or corporation which does not operate, conduct a business, or sell products on such Premises to be constructed, installed, or maintained on such Premises. Landlord, its agents, or contractors may use signs of a size, design and location as determined by the Landlord for the purposes of developing, constructing, marketing and improving the Building Area.

1.12 Storage and Loading Areas: No materials, trash, supplies or equipment shall be stored on the Premises except inside a closed building, or behind a visual barrier screening such areas from the view of adjoining properties and/or private streets subject to the approval of the Landlord; provided, however, that this provision shall not apply during the course of construction of a building.

1.13 Soliciting: Canvassing, soliciting and peddling in the Building Area are prohibited.

2.00 RECIPROCAL EASEMENTS

2.01 Premises Included: Certain Premises, located within the Building, because of unique characteristics regarding the relationship of each of these Premises to the other shall provide for reciprocal surface access and reciprocal subsurface utility access on and under the affected Premises.

2.02 Reciprocal Surface Access Easements: Each Tenant of the affected Premises, does covenant for itself and its successors, a nonexclusive reciprocal surface access easement through the Premises for the purpose of providing on-going maintenance and utility maintenance and repair.

2.03 Reciprocal Subsurface Utility Easements: Each Tenant of the affected Premise does covenant for itself and its successors, a nonexclusive reciprocal subsurface easement beneath Premises for the placement and repair of subsurface utility lines (“Utilities”) servicing all or some of the Building. Utilities may include, without limitation: water, sanitary sewer, and storm drainage lines; electrical, gas, fiber optic, telephone or cable TV lines or conduit. Subsurface access for repair, replacement and modification of Utilities is reciprocal from one Premise to another and permits continuous access to authorized personnel serving such Utilities.

3.00 BUILDING

3.01 Except for normal wall hangings and office decorations, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building or Premises, without the prior written consent of Landlord. Upon removal of any wall decorations or installments or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the concrete floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt shall be first affixed to the floor with a water soluble paste or glue. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

3.02 Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety or lighting systems.

3.03 Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord.

3.04 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of Premises in the Building.

EXHIBIT E

MASTER SIGN PLAN

SIGNAGE STANDARDS

A. GENERAL REQUIREMENTS:

1.	All sign plans and installation permits shall be reviewed and approved in writing by the Landlord for conformity with this Master Sign Plan and the Building’s architecture prior to installation. All signs are to be installed under the direction of the Landlord’s superintendent or representative.

2.	All signage costs, including without limitation, the design, permitting, fabrication and the installation shall be the sole responsibility of the Tenant.

3.	No projections beyond the “Signage Area” will be permitted. The Signage Area is established by the Building’s architect and approved by Landlord on a building-by-building basis.

4.	Except as provided herein, no advertising placards, banners, pennants, name insignia, trademarks or other identification or advertising material shall be affixed or maintained upon the Building’s glass, exterior panels, parapets, doors or parking structures.

5.	All signage design, manufacture and installation shall comply with all applicable codes and ordinances.

6.	Signs shall be composed of individual lettering. Logos will be considered on a case by case basis.

B. GENERAL CONSTRUCTION REQUIREMENTS:

1.	Tenant shall be solely responsible for Tenant’s sign contractor.

2.	Tenant’s sign contractor shall execute Landlord’s Right of Entry Agreement prior to installation of signage.

3.	Tenant’s sign contractor shall repair any damage to any portion of the Building or Project caused by its work.

4.	All penetrations of the Building required for sign installation shall be sealed in a water tight condition and shall be patched to match the surrounding Building.

5.	No sign maker’s label or other identification will be permitted on an exposed surface of the sign, except for those required by ordinance, which shall be placed in an inconspicuous location.

C. SIGN CONTRACTOR GENERAL REQUIREMENTS:

1.	Tenant shall use a Landlord approved and Nevada licensed contractor to manufacture and install signage.

2.	After approval, no substitutes will be accepted unless indicated in the specifications and approved by the Landlord.

3.	Prior to acceptance each sign unit will be inspected for conformity with approved plans. Any signs found not in conformity will be rejected and removed at the Tenant’s expense.

4.	Signs shall be guaranteed for 90 days against defects in material and workmanship. Defective parts shall be replaced without charge by contractor.

5.	Sign company shall carry workman’s compensation and public liability insurance against all damage suffered or done to any and all persons and/or property while engaged in the construction or erection of signs in the amount of $2,000,000 per occurrence.

EXHIBIT F

PARKING

During the term of the Lease, Landlord shall provide the parking spaces set for in Section 1.9 of the Lease, for use by Tenant’s employees and customers. The rules and regulations governing the use of these spaces are contained in Exhibit D.

Tenant shall not use more parking spaces than said number, or any spaces (a) which have been specifically assigned by Landlord to other tenants or for such other uses as visitor parking or, (b) which have been designated by governmental entities of competent jurisdiction as being restricted to certain uses. Landlord reserves the right to erect such security and access and egress control devices as it may reasonably deem to be appropriate (including, without limitation card controlled gates) and Tenant agrees to cooperate fully with Landlord in such matters.

Tenant shall not knowingly permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of such prohibited activities, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

EXHIBIT G

SUITE LICENSE AGREEMENT

(See Attached)

EXHIBIT H

INTENTIONALLY OMITTED

EXHIBIT I

RENEWAL OPTIONS

Tenant shall have the right to extend the Initial Term of the Lease for two (2) additional terms of twenty-four (24) months each (“Renewal Option”). If immediately prior to the expiration of the operative term this Lease shall be in full force and effect, and if written notice of Tenant’s intent to exercise a Renewal Option is given to Landlord not more than one hundred and fifty (150) days nor less than one hundred and twenty (120) days prior to the expiration of the then operative term, the giving of such notice by Tenant shall be effective to extend the term of the Lease for the applicable Renewal Option without the necessity for execution of any further instrument by either party. If Tenant fails to deliver written notice of its intent to exercise a Renewal Option within the proscribed time period, such Renewal Option and any succeeding Renewal Option(s) shall lapse, and there shall be no further right to extend the term of the Lease. Each Renewal Option shall be exercisable by Tenant on the condition that (a) at the time of the exercise, and at all times prior to the commencement of such Renewal Option, Tenant shall not be in default under any provision of the Lease, and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during its prior tenancy. Tenant’s occupancy during a Renewal Option shall be under the same covenants, agreements, terms, provisions and conditions as are contained herein for the Initial Term, except the Base Rent shall be adjusted as follows. On the first day of the Renewal Option and on each twelve-month anniversary thereafter, the Base Rent shall be increased by the Base Rent Adjustment set forth in Section 1.12 of the Lease.

The Renewal Option(s) are personal to Tenant or to a Tenant Affiliate (see Section 10.1.a.). If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under this Lease to an entity other than a Tenant Affiliate (a) prior to the exercise of a Renewal Option (whether with or without Landlord’s consent), or (b) after Tenant’s notice to Landlord of its intent to exercise a Renewal Option but prior to the commencement of such Option, then such Renewal Option and any succeeding Renewal Options shall lapse.

EXHIBIT J

INTENTIONALLY OMITTED

EXHIBIT K

INTENTIONALLY OMITTED

EXHIBIT L

WHEN RECORDED, RETURN TO:

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of                     , 20    , by and between                                     ,     a(n)                                      (“Lender”) and                                     , a(n)                                      (“Tenant”).

Recitals

This Agreement is made with respect to the following facts:

A. Pursuant to a Loan Agreement dated as of                     , 20     (the “Loan Agreement”) entered into among                                     , a                                     , and                                     , a                                     , the Lenders made a loan to Landlord (the “Loan”).

B. The loan is secured by a Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (the “Deed of Trust”) which was recorded in the Official Records of Clark County, Nevada, as Instrument No.                         , encumbers certain real property owned by Landlord located in Clark County, Nevada, and more particularly described in the Deed of Trust (the “Property”).

C. Lender is the holder of 100% of the rights or has purchased the Loan and succeeded to 100% of the rights of the Landlord under the Loan Agreement, the Deed of Trust and the other documents evidenced the Loan pursuant to, (i) an Assignment of Loan Documents dated                                     , and (ii) and Assignment of Beneficial Interest under Deed of Trust and under Assignment of Leases and Rents recorded in the Official Records of Clark County, Nevada, on                                      as Instrument No.                                     .

D. Pursuant to a Lease Agreement dated                                      between                                     , (“Landlord”), and Tenant (the “Lease”), Landlord leased to Tenant [a portion of] the Property consisting of approximately                      rentable square feet of office space commonly know as                                     , as more particularly described in the Lease as the “Premises”.

E. Lender and Tenant now desire to clarify their respective rights with respect to the Premises, to confirm the right of Tenant to quiet and peaceable possession of the Premises under the Lease, and to further define the terms, covenants and conditions precedent to such right of quiet and peaceable possession.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    The recitals set forth above are incorporated herein by reference.

2.    Tenant covenants and agrees that the Lease now is and at all times shall continue to be subject and subordinate in each and every respect to the lien of the Deed of Trust, to the full extent of the principal, interest and other sums secured thereby. Tenant, upon request, shall execute and deliver any certificate or other instrument whether or not in recordable form which Lender reasonably may request to confirm such subordination.

3.    As long as Tenant is in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease, which default remains uncured beyond the expiration of any applicable grace or cure periods, (i) Lender shall not name Tenant as a party defendant in any action for foreclosure or other enforcement of the Deed of Trust (unless required by law), nor shall the Lease be terminated by Lender in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Deed of Trust, or by reason of a transfer of the Landlord’s interest under the Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), and in such event the Lease shall remain in full force and effect as a direct lease between Tenant and any person, including without limitation Lender, acquiring or succeeded to the interests of Landlord as a result of any such action or proceeding (hereinafter referred to as a “Successor”) and (ii) Tenant’s use or possession of the Premises shall not be interfered with by Lender or anyone acting by or through Lender.

4.    If any portion of the Property affected by the Lease is damaged by an insured casualty or if any portion of the Property affected by the Lease is taken under the power of eminent domain, or sold under the threat of the exercise of said power, then Lender agrees that insurance or condemnation proceeds otherwise payable to Lender as a result thereof shall be made available to Landlord to repair and/or restore the Property.

5.    If the interest of Landlord under the lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Deed of Trust or the obligations which it secures or pursuant to a taking of a deed or assignment in lieu of foreclosure (or similar device), Tenant shall be bound to the Successor and the Successor shall be bound to Tenant under all terms, covenants and conditions of the Lease for the unexpired balance of the term thereof remaining (and any extensions, if exercised), with the same force and effect as if the Successor were the landlord, and Tenant does hereby (i) agree to attorn to the Successor, including lender if it be the Successor, as its landlord, (ii) affirm its obligation under the Lease and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of Landlord under the Lease.

6.    Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Deed of Trust. Tenant further agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance, the terms and provisions hereof shall be controlling.

7.    This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8.    Nothing contained in this Agreement shall in any way impair or affect the lien created by the Deed of Trust, except as specifically set forth herein.

9.    If either party hereto shall bring suit to enforce the terms and provisions hereof or to recover damages for breach, the prevailing party shall be entitled to recover from the other party all reasonable costs, expenses and attorneys’ fees incurred in connection with the exercise by the prevailing party of its rights and remedies hereunder. The amount of the attorneys’ fees is to be affixed by the court without a jury. For the purpose of this paragraph, the term “prevailing party” shall mean, in the case of the claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of the defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant.

10.    This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument. This Agreement has been executed in the State of Nevada, and the laws of the State of Nevada shall govern its construction, performance and terms. This Agreement shall be construed according to its plain meaning and shall not be strictly construed either for or against any party hereto. Either party hereto may record this document in the official records of the county in which the Property is located.

LENDER:

a(n)
By:
Name:
Title:

TENANT:

a(n)
By:
Name:
Title:

STATE OF NEVADA	)
)ss.
County of Clark	)

The foregoing instrument was acknowledged before me this      day of                     , 20    , by                                      the                                      of                                     , on behalf of such                                     .

Notary Public

My Commission Expires:

STATE OF NEVADA	)
)ss.
County of Clark	)

The foregoing instrument was acknowledged before me this      day of                     , 20    , by                                      the                                      of                                     , on behalf of such                                     .

Notary Public

My Commission Expires:

EXHIBIT M

MASTER LEASE

(See attached)

FIRST AMENDMENT TO LEASE

Beltway Business Park, Office No. 1, LLC

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is entered into as of 23rd day of July, 2014 (“Effective Date”), by and between Beltway Business Park, Office No. 1, LLC (“Landlord”) and Switch Communications Group, LLC (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 1, 2011 (“Lease”) pursuant to which Tenant leased, from Landlord, 10,755 rentable square feet (“RSF”) in space known as Suite 180 (the “Premises”) in that certain building located at 5605 Badura Ave., Las Vegas, Nevada (“Building”).

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Renewal Term.

Pursuant to Tenant’s exercise of its Renewal Term, the term of the Lease is hereby extended for an additional 24 months (the “Extended Term”) commencing April 1, 2014 (“Extended Term Commencement Date”) and terminating on March 31, 2016 (“Extended Term Termination Date”). Tenant’s occupancy during the Extended Term shall be under the same covenants, agreements, terms, provisions and conditions as are contained in the Lease for the current term, except as otherwise set forth in this Amendment.

Tenant has one (1) remaining Renewal Term heretofore granted to Tenant pursuant to the Lease.

2.    Base Rent.

Commencing on the Extended Term Commencement Date and continuing for the Extended Term; the monthly Base Rent shall be:

Term	Rental Rate/Month
Months 1-12	$12,830.76 per month ($1.19/SF NET)

Months 13-24	$13,183.61 per month ($1.23/SF NET)

3.    AS IS.

Tenant accepts the Premises in its “as-is” condition; provided, however. Landlord’s service, maintenance and repair obligations under the Lease shall remain in full force and effect.

4.    Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

5.    Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease Agreement.

6.    Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

7.    The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

8.    The parties acknowledge that no broker/agent was used in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

LANDLORD:		TENANT:

BELTWAY BUSINESS PARK OFFICE NO. I, LLC, a Nevada limited liability company		Switch Communications Group, LLC, a Nevada limited liability company

		By:	/s/ Thomas Morton
MANAGER:		Its:	Chief Financial Officer

Majestic Beltway Office Buildings, LLC, a Delaware limited liability company

Majestic Realty Co., a California corporation, Manager’s Agent

By:	/s/ Edward P. Roski, Jr.
Its:	President and Chairman of the Board

MANAGER:

Thomas & Mack Beltway, LLC, a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Its:	Thomas A. Thomas, Manager

SECOND AMENDMENT TO LEASE

BELTWAY BUSINESS PARK, OFFICE NO. 1, LLC

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is entered into as of this 27th day of May, 2016 (“Effective Date”), by and between Beltway Business Park, Office No. 1, LLC (“Landlord”) and SWITCH, LTD (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 1, 2011, as amended on July 23, 2014 (collectively the “Lease”) pursuant to which Tenant leased, from Landlord, 10,755 rentable square feet (“RSF”) in space known as Suite 180 (the “Premises”) in that certain building located at 5605 Badura Ave., Las Vegas, Nevada (“Building”).

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Renewal Term. Pursuant to Tenant’s exercise of its Renewal Term, the term of the Lease is hereby extended for an additional 60 months (the “2nd Extended Term”) commencing April 1, 2016 (“2nd Extended Term Commencement Date”) and terminating on March 31, 2021 (“2nd Extended Term Termination Date”). Tenant’s occupancy during the 2nd Extended Term shall be under the same covenants, agreements, terms, provisions and conditions as are contained in the Lease for the current term, except as otherwise set forth in this Amendment.

Tenant has no remaining renewal/options and if there are any existing renewal rights/options heretofore granted to Tenant are hereby terminated and shall be of no further force or effect.

2.    Base Rent. Commencing on the Extended Term Commencement Date and continuing until adjusted (as described below); the monthly Base Rent shall be $13,658.85 per month ($1.27 per RSF per month).

On the first day of the calendar month in which the 12th month following the 2nd Extended Term Commencement Date falls, the Base Rent set forth above shall be increased by 3% (“Base Rent Adjustment”). On each annual anniversary of such initial adjustment date thereafter, the Base Rent, as adjusted and paid in the month prior to such anniversary, shall be increased by the Base Rent Adjustment.

3.    AS IS. Tenant accepts the Premises in its “AS-IS” condition; provided, however. Landlord’s service, maintenance and repair obligations under the Lease shall remain in full force and effect.

4.    Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

5.    Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease Agreement.

6.    Except as modified by this Amendment, the Lease shall remain in full force and affect.

7.    As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

8.    The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

9.    The parties acknowledge that no broker/agent was used in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

LANDLORD:		TENANT:

BELTWAY BUSINESS PARK OFFICE		SWITCH, LTD,
NO. 1, LLC,		a Nevada limited liability company
a Nevada limited liability company

MANAGER:		By:	/s/ Gabriel Nacht
Majestic Beltway Office Buildings, LLC,		Its:	Chief Financial Officer
a Delaware limited liability company

Majestic Realty Co.,
a California corporation,
Manager’s Agent

By:	/s/ Edward P. Roski, Jr.
Its:	Edward P. Roski, Jr.
President and Chairman of the Board

By:
Its:

MANAGER:

Thomas & Mack Beltway, LLC
a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Its:	Thomas A. Thomas, Manager